THE HARTFORD FINANCIAL SERVICES GROUP, INC.
TO
LASALLE BANK NATIONAL ASSOCIATION,
as Trustee
JUNIOR SUBORDINATED INDENTURE
INCOME CAPITAL OBLIGATION NOTES due 2067
Dated as of February 12, 2007

THE HARTFORD

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Page
SECTION 13.10. Trustee Not Fiduciary for Holders of Senior Indebtedness	84
SECTION 13.11. Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee’s Rights	84
SECTION 13.12. Article Applicable to Paying Agents	84

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ANNEX A	– Form of Securities

ANNEX B	– Form of Restricted Securities Certificate

ANNEX C	– Form of Unrestricted Securities Certificate

ANNEX D	– Form of Officers’ Certificate

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     INDENTURE, dated as of February 12, 2007 between The Hartford Financial Services Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), having its principal office at Hartford Plaza, Hartford, Connecticut 06115, and LaSalle Bank National Association, a national banking association incorporated and existing under the laws of the United States of America, as Trustee (hereinafter called the “Trustee”).
RECITALS OF THE COMPANY
     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its Income Capital Obligation Notes due 2067 (the “Securities”) of substantially the tenor hereinafter provided, and to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered; and
     All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done,
     NOW THEREFORE, THIS INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:
ARTICLE I
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
     SECTION 1.1. Definitions.
     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (1) The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;
     (2) All other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
     (3) All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, which are generally accepted at the date or time of any computation;

provided, that when two or more principles are so generally accepted, it shall mean that set of principles consistent with those in use by the Company; and
     (4) Unless the context otherwise requires, any reference to an “Article” or “Section” refers to an Article or a Section, as the case may be, of this Indenture.
     (5) The words “herein,” “hereof”, “hereunder”, and “hereinafter” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
     “ABC Trust” means Glen Meadow ABC Trust, a Delaware statutory trust.
     “ABC Trust Securities” means the securities issued by the ABC Trust evidencing undivided beneficial interests in the assets of the ABC Trust in accordance with the terms of the Trust Agreement.
     “ABC Trustee” means LaSalle Bank National Association, a national banking association incorporated and existing under the laws of the United States of America.
     “Act” when used with respect to any Holder has the meaning specified in Section 1.4.
     “Actual/360 Basis” means a calculation for the relevant Interest Period or other period where the actual number of days in the Interest Period or such other period in respect of which the calculation is being made is divided by 360.
     “Additional Interest” means the interest, if any, that shall accrue on any interest on the Securities, the payment of which has not been made on the applicable Interest Payment Date and which shall accrue at the rate per annum specified or determined as specified in such Security.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided, however, the ABC Trust shall not be deemed to be an Affiliate of the Company. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agent Member” means any member of, or participant in, the Depository.
     “Alternative Payment Mechanism” means the obligations and limitations applicable to the payment of Deferred Interest set forth in Section 3.2(d).

     “APM Maximum Obligation” has the meaning set forth in Section 3.2(d).
     “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depository for such Securities, in each case to the extent applicable to such transaction and as in effect from time to time.
     “Applicable Rate” has the meaning set forth in Section 3.2(a).
     “Asset Swap Contract” means the ISDA Master Agreement, dated as of February 12, 2007, between the ABC Trust and the Asset Swap Counterparty, including the Schedule and Credit Support Annex, a Confirmation related thereto, and a Guarantee by Merrill Lynch & Co., Inc., a Delaware corporation, of the obligations of the initial Asset Swap Counterparty, dated February 12, 2007, entered into pursuant thereto, and any asset swap contract subsequently entered into between the ABC Trust and any substitute Asset Swap Counterparty.
     “Asset Swap Counterparty” means Merrill Lynch International under the Asset Swap Contract, or any substitute or replacement Asset Swap Counterparty that enters into a replacement Asset Swap Contract with the ABC Trust.
     “Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate the Securities.
     “Bankruptcy Event” has the meaning set forth in Section 3.2(g).
     “Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.
     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or officers of the Company to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Business Day” means any day that is not a Saturday, Sunday or another day on which commercial banks in The City of New York, New York are generally authorized or obligated by law to close.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     “Common Stock” means the common stock, par value $0.01 per share, of the Company.
     “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.
     “Company Request” and “Company Order” mean, respectively, written request or order signed in the name of the Company by (i) its Chairman of the Board of Directors, Chief Executive Officer, President or any Vice President, and (ii) its Treasurer, any Associate Treasurer, any Assistant Treasurer, its Controller, its Secretary or any Assistant Secretary of the Company, and delivered to the Trustee or, with respect to Sections 3.5, 3.6, 3.7, 3.8 and 6.3, any other employee of the Company named in an Officers’ Certificate delivered to the Trustee.
     “Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office as of the date of this Indenture is located at 2600 West Beaver Road, Suite 1400, Troy, Michigan 48084.
     “Current Stock Market Price” means, as of any date, the closing sale price per share of the Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in composite transactions by the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, as reported by the principal United States securities exchange or The Nasdaq Global Market on which the Common Stock is traded or quoted. If the Common Stock is not either listed on any United States securities exchange or quoted on The Nasdaq Global Market on the relevant date, the Current Stock Market Price shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Stock is not so quoted, the Current Stock Market Price shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.
     “Defaulted Interest” has the meaning specified in Section 3.2.
     “Deferred Interest” means as of any particular time, accrued interest on the Debentures that was not paid on the applicable Interest Payment Date or at any time thereafter and that has not been cancelled, and includes Additional Interest thereon accrued to such time.

     “Depository” means, with respect to the Securities issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depository by the Company pursuant to Section 3.7.
     “Distribution Date” means, with respect to the Pass-Through Trust Securities, each February 15 and August 15 during the period ending on February 15, 2017, commencing on August 15, 2007; each February 15, May 15, August 15 and November 15 during the period commencing on February 15, 2017 and ending upon February 12, 2067; and the date on which the Pass-Through Trust is liquidated; provided that if any such day is not a Business Day, the applicable Distribution Date will be the following Business Day.
     “Distribution Rate” means, with respect to the Pass-Through Trust Securities, for distributions commencing on August 15, 2007, an annualized rate equal to 6.505% paid semi-annually, for all distribution periods through February 15, 2017, and an annualized rate equal to 3-Month LIBOR plus 2.125% paid quarterly for any distribution period through February 12, 2067.
     “Eligible Equity” means (i) Common Stock and/or (ii) Qualified Warrants that the Company may sell at its sole discretion.
     “Eligible Equity Proceeds” means, as of any date, the net cash proceeds received by the Company or any Subsidiary during the 180-day period immediately prior to such date from one or more sales to Persons other than Subsidiaries of the Company of (x) shares of Common Stock, including treasury stock of the Company and shares of Common Stock sold pursuant to the Company’s dividend reinvestment plans and employee benefit plans in effect from time to time, and/or (y) Qualified Warrants that the Company may sell at its sole discretion.
     “Face Amount” means, with respect to the Pass-Through Trust Securities, the face amount of each Pass-Through Trust Security, initially $1,000 per Pass-Through Trust Security, as adjusted from time to time.
     “Fifth Deferral Anniversary” means the date that is five years after the date of commencement of an Optional Deferral Period, if on such date such Optional Deferral Period has not ended.
     “Event of Default” has the meaning specified in Section 5.1.
     “Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.
     “Final Stated Maturity Date” has the meaning specified in Section 3.1(d).

     “Global Security” means a Security evidencing all or part of the Securities, issued to the Depository or its nominee, registered in the name of such Depository or its nominee, and bearing the legend set forth in Section 2.3.
     “Government Obligations” means securities which are (i) direct obligations of the United States of America or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed by the United States of America and which, in either case, are full faith and credit obligations of the United States of America and are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.
     “Holder” means a Person in whose name a Security is registered in the Securities Register.
     “Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of the Securities established as contemplated by Section 3.1.
     “Intent-Based Replacement Disclosure” has the meaning specified in Section 3.1(d)(ix)(A).
     “Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities.
     “Interest Period” means the period from and including any Interest Payment Date to but excluding the next Interest Payment Date.
     “Interest Rate Swap Contract” means the ISDA Master Agreement, dated as of February 12, 2007, between the ABC Trust and the Interest Rate Swap Counterparty, including the Schedule and Credit Support Annex, a Confirmation related thereto, and a Guarantee by Merrill Lynch & Co., Inc., a Delaware corporation, of the obligations of the initial Interest Rate Swap Counterparty, dated February 12, 2007, entered into pursuant thereto, and any interest rate swap contract subsequently entered into between the ABC Trust and any substitute Interest Rate Swap Counterparty.
     “Interest Rate Swap Counterparty” means Merrill Lynch Capital Services, Inc. under the Interest Rate Swap Contract, or any substitute or replacement Interest Rate Swap Contract with the ABC Trust.

     “Investment Company Event” means the receipt by the Company and the ABC Trust of an opinion of counsel experienced in matters relating to investment companies to the effect that, as a result of any: change in law or regulation; or change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the ABC Trust or the Pass-Through Trust is or will be considered an investment company that is required to be registered under the Investment Company Act of 1940, which change becomes effective on or after the initial issuance of the Pass-Through Trust Securities.
     “Junior Subordinated Debt” means any obligation of the Company to its creditors, whether now outstanding or subsequently incurred, where the instrument creating or evidencing the obligations pursuant to which the obligation provides that it is subordinated and junior in right of payment to Senior Indebtedness pursuant to subordination provisions substantially similar to those set forth in this Indenture. “Junior Subordinated Debt” includes the Securities.
     “London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London, England.
     “Make-Whole Redemption Amount” means with respect to any principal amount of any Securities to be redeemed, the sum of the following amounts as determined by the Premium Calculation Agent:
(i)	the excess of (1) the present value of all remaining distributions on a corresponding Face Amount of Pass-Through Trust Securities on or prior to February 15, 2017, assuming that distributions would have been made on each Distribution Date at the Distribution Rate and the entire Face Amount of Pass-Through Trust Securities would have been distributed in redemption of the Pass-Through Trust Securities on February 15, 2017, discounted to the redemption date on a 30/360 Basis at a discount rate equal to the Treasury Rate plus a spread of 0.35% over (2) the principal amount of the Securities redeemed;

(ii)	plus, solely with respect to Securities held by the ABC Trust, if a net payment is due by the ABC Trust upon termination of the Interest Rate Swap Contract on the redemption date, an amount equal to that net payment; and

(iii)	minus, solely with respect to Securities held by the ABC Trust, if a net payment is due by the Interest Rate Swap Counterparty to the ABC Trust upon termination of the Interest Rate Swap Contract on the redemption date, an amount equal to that net payment;
provided that the Make-Whole Redemption Amount for any Securities will never be less than zero.

     “Market Disruption Event” means the occurrence or existence of any of the following events or sets of circumstances:
     (a) trading in securities generally on the principal exchange on which the Company’s securities are listed or traded (the New York Stock Exchange as of the date of this Indenture) shall have been suspended or materially disrupted or minimum prices shall have been established on any such exchange or market by the Commission, by the relevant exchange or any other regulatory body or governmental authority having jurisdiction, and the establishment of such minimum prices materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, Eligible Equity;
     (b) the Company would be required to obtain the consent or approval of its shareholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue or sell Eligible Equity and such consent or approval has not yet been obtained even though the Company has used commercially reasonable efforts to obtain the required consent or approval;
     (c) an event occurs and is continuing as a result of which the offering document for the offer and sale of Eligible Equity would, in the Company’s reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (a) the disclosure of that event at the time the event occurs, in the Company’s reasonable judgment, is not otherwise required by law and would have a material adverse effect on the Company’s business or (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction, and the Company has a bona fide business reason for keeping the same confidential or the disclosure of which would impede the Company’s ability to consummate that transaction, provided that no single suspension period contemplated by this clause (c) may exceed 90 consecutive days and multiple suspension periods contemplated by this clause (c) may not exceed an aggregate of 180 days in any 360-day period;
     (d) the Company reasonably believes that the offering document for the offer and sale of Eligible Equity would not be in compliance with a rule or regulation of the Commission (for reasons other than those referred to in the preceding clause (c)) and the Company is unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that no single suspension period contemplated by this clause (d) may exceed 90 consecutive days and multiple suspension periods contemplated by this clause (d) may not exceed an aggregate of 180 days in any 360-day period;
     (e) there shall have occurred a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, such that market trading in the Eligible Equity has been materially disrupted;
     (f) a material disruption shall have occurred in commercial banking or securities settlement or clearing services in the United States such that market trading in the Eligible Equity has been disrupted or ceased; or
     (g) a banking moratorium shall have been declared by federal or state authorities of the United States such that market trading in the Eligible Equity has been disrupted or ceased.
     “Maturity” when used with respect to any Security means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.
     “Moneyline Telerate Page” means the display on Moneyline Telerate, Inc., or any successor service, on Telerate Page 3750 or any replacement page or pages on that service.
     “Non-Cumulative” has the meaning specified in Section 3.1(d)(ix)(B).
     “Officers’ Certificate” means a certificate signed by (i) the Chairman of the Board of Directors, Chief Executive Officer, President or any Vice President, and (ii) the Treasurer, any Associate Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers’ Certificate given pursuant to Section 3.1(d) or 10.4 shall be the principal executive, financial or accounting officer of the Company.
     “Opinion of Counsel” means a written opinion of counsel, who may be counsel for (and an employee of) the Company, and who shall be reasonably acceptable to the Trustee.
     “Optional Deferral Period” means each period beginning on an Interest Payment Date with respect to which the Company elects to defer all or part of any interest payment payable on such date and ending on the earlier of (i) the tenth anniversary of such Interest Payment Date and (ii) the next Interest Payment Date on which the Company has paid all Deferred Interest.
     “Optional Deferral Provision” has the meaning specified in Section 3.1(d).
     “Original Issue Date” means the date of issuance specified as such in each Security.

     “Outstanding” means, when used in reference to any Securities, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:
(i)	Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)	Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii)	Securities in substitution for or in lieu of which other Securities have been authenticated and delivered or which have been paid pursuant to Section 3.6, unless proof satisfactory to the Trustee is presented that any such Securities are held by Holders in whose hands such Securities are valid, binding and legal obligations of the Company;
provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver, or other action hereunder as of any date, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver, or other action only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.
     “Pari Passu Securities” means (i) indebtedness the terms of which provide that such indebtedness ranks equally with the Securities upon the Company’s liquidation; and (ii) guarantees of indebtedness described in clause (i).
     “Pass-Through Trust” means Glen Meadow Pass-Through Trust, a Delaware Statutory Trust.
     “Pass-Through Trust Securities” means the ABC Pass-Through Trust Securities due February 12, 2067 issued by the Pass-Through Trust.

     “Paying Agent” means the Trustee or any other Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.
     “Permitted Remedies” has the meaning specified in Section 3.1(d).
     “Person” means any individual, corporation, partnership, joint venture, association, limited liability or joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “Place of Payment” means the place or places where the principal of (and premium, if any) and interest on the Securities are payable pursuant to Section 3.3(e).
     “Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.9 in exchange for or in lieu of a mutilated, lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.
     “Premium Calculation Agent” means the Person appointed by the Company pursuant to Section 3.14 to calculate the Make-Whole Redemption Amount, Special Event Make-Whole Redemption Amount, and, if required to do so, 6-Month LIBOR and 3-Month LIBOR.
     “Proceeding” has the meaning specified in Section 13.2.
     “Put Option Agreement” means the Put Option Agreement, dated as of February 12, 2007, among the Company, the ABC Trust and La Salle Bank National Association, as calculation agent.
     “Qualified Warrants” means warrants for Common Stock that (i) have an exercise price greater than the Current Stock Market Price of the Common Stock, (ii) the Company is not entitled to redeem for cash and (iii) the holders of such warrants are not entitled to require the Company to repurchase for cash in any circumstances.
     “Ratings Agency Event” means, after the issuance of Securities, a change by any nationally recognized statistical rating organization within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act in its criteria for awarding equity credit to securities such as the Securities, which change results in such rating organization allowing the Securities lower equity credit than the equity credit that such rating organization previously awarded the Securities and applied immediately prior to such change.
     “Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

     “Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.
     “Regular Record Date” for the interest payable on any Interest Payment Date means the date which is the fifth Business Day next preceding such Interest Payment Date.
     “Repayment Date” means the Scheduled Maturity Date and each Interest Payment Date thereafter until the Company shall have repaid or redeemed all of the Securities.
     “Responsible Officer” means when used with respect to the Trustee, any officer assigned to the Corporate Trust Office, including any managing director, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
     “Restricted Security” means each Security required pursuant to Section 3.8(c) to bear a Restricted Securities Legend.
     “Restricted Securities Certificate” means a certificate substantially in the form set forth in Annex C.
     “Restricted Securities Legend” means a legend substantially in the form of the legend required in the form of Security set forth in Section 3.8(c) to be placed upon a Restricted Security.
     “Rule 144A” means Rule 144A under the Securities Act.
     “Scheduled Maturity Date” has the meaning specified in Section 3.1(d).
     “Securities” or “Security” means the Company’s Income Capital Obligation Notes due 2067 may be, authenticated and delivered under this Indenture.
     “Securities Act” means the Securities Act of 1933 (or any successor statute), as it may be amended from time to time.
     “Securities Register” and “Securities Registrar” have the respective meanings specified in Section 3.8.
     “Senior Indebtedness” means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on any Indebtedness of the Company, whether incurred on or prior to the date of this Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Securities or to other Indebtedness which is pari passu with, or subordinated to, the Securities; provided, however, that Senior Indebtedness shall not be deemed to include Indebtedness or other monetary obligations to trade creditors created or assumed by the Company in the ordinary course of business in connection with the obtaining of goods, materials or services.
     “Shares Available for Issuance” has the meaning specified in Section 3.2(d).
     “6-Month LIBOR” means, with respect to an Interest Period, the rate obtained from the Asset Swap Counterparty pursuant to Section 3.2(a); provided that if the Asset Swap Counterparty does not provide the rate, 6-Month LIBOR means the rate for deposits in U.S. dollars for a 6-month period that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the day that is two London Banking Days preceding the first day of such Distribution Period. If such rate does not appear on Telerate Page 3750, the rate for the first day of such Interest Period will be determined on the basis of the rates at which deposits in U.S. dollars for are offered by four major banks in the London interbank market at approximately 11:00 a.m., London time, on the day that is two London Banking Days preceding the first day of such Interest Period to prime banks in the London interbank market for a period of 6-months commencing on the first day of such Interest Period and in a principal amount of not less than a representative amount. The Premium Calculation Agent will request the principal London office of each such four major banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for the first day of such Interest Period will be the arithmetic mean of such quotations. If fewer than two quotations are provided, as requested, the rate for the first day of such Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Premium Calculation Agent, at approximately 11:00 a.m., New York City time, on the first day of such Interest Period for loans in U.S. dollars to leading European banks for a 6-month period commencing on the first day of such Interest Period and in a representative amount.
     “6-Month LIBOR Period” has the meaning specified in Section 3.2.
     “Special Event” means the occurrence of a Tax Event, an Investment Company Event or a Ratings Agency Event.
     “Special Event Make-Whole Redemption Amount” means with respect to any principal amount of any Securities to be redeemed, the sum of the following amounts as determined by the Premium Calculation Agent: (i) the excess of (1) the present value of all remaining distributions on a corresponding Face Amount of Pass-Through Trust Securities on or prior to February 15, 2017, assuming that distributions would have been made on each Distribution Date at the Distribution Rate and the entire Face Amount of Pass-Through Trust Securities would have been distributed in redemption of the Pass-Through Trust Securities on February 15, 2017, discounted to the redemption date on a

30/360 Basis at a discount rate equal to the Treasury Rate plus a spread of 0.50% over (2) the principal amount of the Securities redeemed; (ii) plus, solely with respect to Securities held by the ABC Trust, if a net payment is due by the ABC Trust upon termination of the Interest Rate Swap Contract on the redemption date, an amount equal to that net payment; and (iii) minus, solely with respect to Securities held by the ABC Trust, if a net payment is due by the Interest Rate Swap Counterparty to the ABC Trust upon termination of the Interest Rate Swap Contract on the redemption date, an amount equal to that net payment; provided that the “Special Event Make-Whole Redemption Amount” for any Securities will never be less than zero.
     “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.2(e).
     “Specified Securities” has the meaning specified in Section 3.1(d)(ix).
     “Stated Maturity” when used with respect to any Security or any installment of principal thereof or interest thereon means the date specified in such Security as the date on which the principal of such Security or such installment of principal or interest is due and payable, in the case of such principal or installment of principal, as such date may be shortened or extended as provided pursuant to the terms of this Indenture.
     “Subsidiary” means a corporation, partnership or other entity of which, at the time of determination, more than 50% of the outstanding voting stock or equivalent interest is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.
     “Successor Security” of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.5 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.
     “Tax Event” means that the Company will have received an opinion of counsel, rendered by a law firm of nationally recognized standing that is experienced in such matters, stating that, as a result of any: (i) amendment to, or change (including any announced prospective change) in, the laws (or any regulations under those laws) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation; (ii) official administrative pronouncement (including a private letter ruling, technical advice memorandum or similar pronouncement) or judicial decision interpreting or applying the laws or regulations enumerated in the preceding bullet point, by any court, governmental agency or regulatory authority; or (iii) threatened challenge asserted in connection with an audit of the Company or any of its subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Securities; in each case, which amendment or change is enacted or effective or which pronouncement or decision is announced or which challenge is asserted against the Company or becomes publicly known on or after the date of initial issuance of the Pass-Through Trust Securities, there is more than an insubstantial risk that interest accruable or payable by the Company on the Securities is not, or will not be, within 180 days of the opinion of counsel, deductible, in whole or in part, for U.S. federal income tax purposes.
     “Telerate Page 3750” means the display designated on page 3750 on Moneyline Telerate Page (or such other page as may replace the 3750 page on the service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).
     “Tenth Deferral Anniversary” means the date that is ten years after the date of commencement of an Optional Deferral Period, if on such date such Optional Deferral Period has not ended.
     “30/360 Basis” means a calculation for the relevant Interest Period or other period based on the number of days in the Interest Period or other period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with twelve 30-day months).
     “3-Month LIBOR” means, with respect to an Interest Period, the rate obtained from the Asset Swap Counterparty pursuant to Section 3.2(a); provided that if the Asset Swap Counterparty does not provide the rate, 3-Month LIBOR means the rate for deposits in U.S. dollars for a 3-month period that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the day that is two London Banking Days preceding the first day of such Interest Period. If such rate does not appear on Telerate Page 3750, the rate for that Interest Period will be determined on the basis of the rates at which deposits in U.S. dollars for are offered by four major banks in the London interbank market at approximately 11:00 a.m., London time, on the day that is two London Banking Days preceding the first day of such Interest Period to prime banks in the London interbank market for a period of 3-months commencing on the first day of such Interest Period and in a principal amount of not less than a representative amount. The Premium Calculation Agent will request the principal London office of each such four major banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Period will be the arithmetic mean of such quotations. If fewer than two quotations are provided, as requested, the rate for that Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Premium Calculation Agent, at approximately 11:00 a.m., New York City time, on the first day of such Interest Period for loans in U.S. dollars to leading European banks for a 3-month period commencing on the first day of such Interest Period and in a representative amount.
     “3-Month LIBOR Period” has the meaning specified in Section 3.2.

     “Treasury Dealer” means Merrill Lynch & Co. (or its successor) or, if Merrill Lynch & Co. (or its successor) refuses to act as Treasury Dealer for this purpose or ceases to be a primary U.S. Government securities dealer, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by the Company for these purposes.
     “Treasury Price” means the bid-side price for the Treasury Security as of the third trading day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York on that trading day and designated “Composite 3:30 P.M. Quotations for U.S. Government Securities,” except that: (i) if that release (or any successor release) is not published or does not contain that price information on that trading day; or (ii) if the Treasury Dealer determines that the price information is not reasonably reflective of the actual bid-side price of the Treasury Security prevailing at 3:30 P.M., New York time, on that trading day, then Treasury Price will instead mean the bid-side price for the Treasury Security at or around 3:30 P.M., New York time, on that trading day (expressed on a next trading day settlement basis) as determined by the Treasury Dealer through such alternative means as the Treasury Dealer considers to be appropriate under the circumstances.
     “Treasury Rate” means the semi-annual equivalent yield to maturity of the Treasury Security that corresponds to the Treasury Price (calculated in accordance with standard market practice and computed as of the second trading day preceding the redemption date).
     “Treasury Security” means the United States Treasury Security that the “Treasury Dealer” determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the subordinated debentures being redeemed in a tender offer based on a spread to United States Treasury yields.
     “Trust Agreement” means the Fourth Amended and Restated Declaration of Trust of Glen Meadow ABC Trust, dated as of February 12, 2007, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation as depositor, LaSalle Bank National Association, a national banking association, as trustee, LaSalle National Trust Delaware, a national banking association with its principal place of business in Delaware, as Delaware trustee, and LaSalle Bank National Association, a national banking association, as tax matters administrator, as amended or supplemented from time to time.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.
     “Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S.C. §77aaa through §77bbbb), as amended and as in effect on the date as of this Indenture, except as provided in Section 9.5.

     “Unrestricted Securities Certificate” means a certificate substantially in the form set forth in Annex D.
     “Vice President” when used with respect to the Company, means any duly appointed vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”
     SECTION 1.2. Compliance Certificates and Opinions.
     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent (including covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent (including covenants compliance with which constitute a condition precedent), if any, have been complied with, except that in the case of any such application or request as to which the furnishing of an Officers’ Certificate or an Opinion of Counsel is specifically required by any provision of this Indenture relating to such particular application or request, no additional Officers’ Certificate or Opinion of Counsel need be furnished.
     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificates provided pursuant to Section 10.4) shall include a statement to the following effect:
     (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
     SECTION 1.3. Forms of Documents Delivered to Trustee.
     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents,
     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers, or management employee of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions, or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
     SECTION 1.4. Acts of Holders.
     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made to or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments is or are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive and may be relied upon by the Trustee, the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section.
     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a Person acting in other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.
     (c) The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine.
     (d) The ownership of Securities shall be proved by the Securities Register.
     (e) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.
     (f) The Company may, but shall not be obligated to, set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date, provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date (as hereinafter in this Section 1.4(f) provided) by Holders of the requisite principal amount of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities in the manner set forth in Section 1.6.
     The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.2, (iii) any request to institute proceedings referred to in Section 5.7(2) or (iv) any direction referred to in Section 5.12. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date, provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities in the manner set forth in Section 1.6.
     With respect to any record date set pursuant to this Section, the party hereto which sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day, provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities in the manner set forth in Section 1.6, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.
     (g) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.
     SECTION 1.5. Notices, Etc. to Trustee and Company.
     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
     (1) the Trustee by any Holder or the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or
     (2) the Company by the Trustee or any Holder shall be sufficient for every purpose (except as otherwise provided in Section 5.2) hereunder if in writing and mailed, first class, postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

     Neither the Company nor the Trustee shall be deemed to have received any such request, demand, authorizations, direction, notice, consent, waiver or Act of Holders unless given, furnished or filed as provided in this Section 1.5.
     SECTION 1.6. Notice to Holders; Waiver.
     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Securities Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. In case, by reason of the suspension of or irregularities in regular mail service or for any other reason, it shall be impossible or impracticable to mail notice of any event to Holders when said notice is required to be given pursuant to any provision of this Indenture or of the Securities, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     SECTION 1.7. Conflict with Trust Indenture Act.
     The Trust Indenture Act shall apply as a matter of contract to this Indenture for purposes of interpretation, construction and defining the rights and obligations hereunder. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act through operation of Section 3.18(c) thereof, such imposed duties shall control.
     SECTION 1.8. Effect of Headings and Table of Contents.
     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
     SECTION 1.9. Successors and Assigns.
     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

     SECTION 1.10. Separability Clause.
     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     SECTION 1.11. Benefits of Indenture.
     Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent and their successors and assigns, the holders of Senior Indebtedness and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.
     SECTION 1.12. Governing Law.
     This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.
     SECTION 1.13. Non-Business Days.
     In any case where any Interest Payment Date, Redemption Date, Maturity or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day (and no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, until such next succeeding Business Day except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (in each case with the same force and effect as if made on the Interest Payment Date or Redemption Date, Maturity or at the Stated Maturity).
ARTICLE II
SECURITY FORMS
     SECTION 2.1. Forms Generally.
     The Securities shall be in substantially the form set forth in Annex A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax laws or the rules of any securities exchange or Depository therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

     The Trustee’s certificate of authentication shall be substantially in the form set forth in this Article.
     The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods, if required by any securities exchange on which the Securities may be listed, on a steel engraved border or steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.
     Securities distributed to holders of ABC Trust Securities upon the dissolution, winding-up or liquidation of the ABC Trust, or if any Securities are sold by the ABC Trust at any other time, the Securities held by persons other than the ABC Trust shall be distributed in the form of one or more Global Securities registered in the name of a Depository or its nominee, and deposited with the Securities Registrar, as custodian for such Depository, or held by such Depository, for credit by the Depository to the respective accounts of the beneficial owners of the Securities represented thereby (or such other accounts as they may direct).
     SECTION 2.2. Restricted Security Legend
Any Restricted Security shall bear a legend in substantially the following form:
     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO A PERSON WHO IS (1) A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) KNOWLEDGEABLE, SOPHISTICATED AND EXPERIENCED IN BUSINESS AND FINANCIAL MATTERS, (3) ABLE AND PREPARED TO BEAR THE ECONOMIC RISK OF INVESTING IN AND HOLDING THIS SECURITY, (4) A “UNITED STATES PERSON” FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (OTHER THAN AN “S CORPORATION” AS DEFINED IN SECTION 1361 OF THE INTERNAL REVENUE CODE OF 1986) (THE “CODE”)) AND (5) NOT AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 1361 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO ERISA, A PLAN DESCRIBED IN SECTION 4975 OF THE CODE OR AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE PLAN ASSETS OF ANY SUCH PLANS, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS OF THE UNITED STATES. THE

HOLDER OF THIS SECURITY AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.
     SECTION 2.3. Legend Required in Global Security.
     Any Global Security issued hereunder shall bear a legend in substantially the following form:
“THIS SECURITY, IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY.”
     SECTION 2.4. Form of Trustee’s Certificate of Authentication.
     The Trustee’s Certificate of Authentication shall be in substantially the following form:
Certificate of Authentication
     This is one of the Securities referred to in the within mentioned Indenture.
Dated:

LaSalle Bank National Association,
as Trustee

By:

Authorized Signatory

ARTICLE III
THE SECURITIES
     SECTION 3.1. Title and Terms.
     (a) Aggregate Principal Amount. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is $500,001,000.
     (b) Designation. The Securities issuable under this Indenture shall be known and designated as the “Income Capital Obligation Notes due 2067” of the Company (the “Securities”).
     (c) Notes to form Single Series. The Company may from time to time issue Securities hereunder as provided in Section 3.5 hereof, in each case with such appropriate insertions, omissions, substitutions and other variations as are permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depository therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. Any Securities issued at any time pursuant to this Indenture shall have, when issued, the same terms and conditions in all respects (or in all respects except for the first Interest Period thereon, if applicable) as provided herein. Upon issue of any new Securities, such new Securities and the existing Securities shall form a single series of Securities.
     (d) Scheduled Maturity Date. (i) The principal amount and accrued and unpaid interest on the Securities shall be payable in full on February 12, 2047, or if such day is not a Business Day, the following Business Day (the “Scheduled Maturity Date”); provided that in the event the Company has delivered an Officers’ Certificate to the Trustee pursuant to clause (vii) of this Section 3.1(d) in connection with the Scheduled Maturity Date, (A) the principal amount of Securities payable on the Scheduled Maturity Date, if any, shall be the principal amount set forth in the notice of repayment accompanying such Officers’ Certificate, (B) such principal amount of Securities shall be repaid on the Scheduled Maturity Date pursuant to Section 3.3, and (C) subject to clause (ii) of this Section 3.1(d), the remaining Securities shall remain outstanding and shall be payable on the immediately succeeding Interest Payment Date or such earlier date on which they are redeemed pursuant to Article XI or shall become due and payable pursuant to Section 5.2. The entire principal amount of the Securities Outstanding shall be due and payable on the Scheduled Maturity Date in the event the Company does not deliver such Officers’ Certificate to the Trustee on or prior to the 10th Business Day immediately preceding the Scheduled Maturity Date.
     (ii) In the event the Company has delivered an Officers’ Certificate to the Trustee pursuant to clause (vii) of this Section 3.1(d) in connection with any

Interest Payment Date, the principal amount of Securities payable on such Interest Payment Date shall be the principal amount set forth in the notice of repayment, if any, accompanying such Officers’ Certificate, such principal amount of Securities shall be repaid on such Interest Payment Date pursuant to Section 3.3, and the remaining Securities shall remain Outstanding and shall be payable on the immediately succeeding Interest Payment Date or such earlier date on which they are redeemed pursuant to Article XI or shall become due and payable pursuant to Section 5.2 of the Indenture. The entire principal amount of the Securities outstanding shall be due and payable on any Interest Payment Date in the event the Company does not deliver an Officers’ Certificate to the Trustee on or prior to the 10th Business Day immediately preceding such Interest Payment Date.
     (iii) The principal of, and all accrued and unpaid interest on, all outstanding Securities shall be due and payable on February 12, 2067, or if such day is not a Business Day, the following Business Day (the “Final Stated Maturity Date”).
     (iv) The obligation of the Company to repay the Securities pursuant to this Section 3.1(d) on any date prior to the Final Stated Maturity Date shall be subject to (A) any obligations under Section 13.2 of the Indenture to the holders of Senior Indebtedness and (B) its obligations under Section 3.2(d) with respect to the payment of Deferred Interest on the Securities.
     (v) Until the Securities are paid in full, the Company shall use “commercially reasonable efforts” (as defined in clause (vi) below) subject to a Market Disruption Event and subject to the Company’s right to redeem Securities pursuant to Article XI:
     (A) to raise sufficient net proceeds from the issuance of Specified Securities during a 180-day period ending on the date, not more than 15 and not less than 10 Business Days prior to the Scheduled Maturity Date, on which the Company delivers the notice required by Section 3.3 to permit repayment of the Securities in full on the Scheduled Maturity Date pursuant to clause (i) of this Section 3.1(d); and
     (B) if the Company is unable for any reason to raise sufficient proceeds from the issuance of Specified Securities to permit payment in full on the Scheduled Maturity Date or any subsequent Interest Payment Date, on which the Company delivers the notice required by Section 3.3, to raise sufficient net proceeds from the issuance of Specified Securities to permit repayment of the Securities in full on such date pursuant to clause (ii) of this Section 3.1(d); and
the Company shall apply any such net proceeds to the repayment of the Securities as provided in clause (viii) of this Section 3.1(d).

     (vi) For purposes of this Section 3.1(d), “commercially reasonable efforts” to sell Specified Securities means commercially reasonable efforts to complete the offer and sale of Specified Securities to Persons other than Subsidiaries in public offerings or private placements. The Company shall not be considered to have made commercially reasonable efforts to effect a sale of Specified Securities if it determines not to pursue or complete such sale due to pricing, coupon, dividend rate or dilution considerations.
     (vii) The Company shall, if it has not raised sufficient net proceeds from the issuance of Specified Securities pursuant to clause (v) above in connection with any Repayment Date, deliver an Officers’ Certificate to the Trustee (which the Trustee will promptly forward upon receipt to the ABC Trustee, who shall forward such certificate to the holder of ABC Trust Securities, and to any Holders other than the ABC Trust) no more than 15 and no less than 10 Business Days in advance of such Repayment Date stating the amount of net proceeds, if any, raised pursuant to clause (v) above in connection with such Repayment Date. The Company shall be excused from its obligation to use commercially reasonable efforts to sell Specified Securities pursuant to clause (v) above if such Officers’ Certificate further certifies that: (A) a Market Disruption Event was existing during the entire Interest Period; or (B) the Company was unable after using commercially reasonable efforts to raise sufficient net proceeds during the applicable Interest Period to permit repayment of the Securities on the applicable required Repayment Date. Each Officers’ Certificate delivered pursuant to this clause (vii), unless no principal amount of Securities is to be repaid on the applicable Repayment Date, shall be accompanied by a notice of repayment pursuant to Section 3.3(c) setting forth the principal amount of the Securities to be repaid on such Repayment Date, which amount shall be determined after giving effect to clause (viii) of this Section 3.1(d).
     (viii) Net proceeds of the issuance of any Specified Securities that the Company is permitted to apply to repayment of the Securities on any Repayment Date will be applied, first, to pay Deferred Interest, second, to pay current interest to the extent not paid from other sources and, third, to repay the principal of Securities, subject to a minimum principal amount of $5.0 million (or, if less than $5.0 million aggregate principal amount of Securities remain outstanding, the remaining aggregate outstanding principal amount thereafter) to be repaid on the Scheduled Maturity Date or any Interest Payment Date; provided that if the Company is obligated to sell Specified Securities and apply the net proceeds to payments of principal of or interest on any outstanding securities in addition to the Securities, then on any date and for any period the amount of net proceeds received by the Company from those sales and available for such payments shall be applied to the Securities and those other securities having the same Scheduled Maturity Date as the Securities pro rata in accordance with their respective outstanding principal amounts and none of such net proceeds shall be applied to any other securities having a later scheduled maturity date until the principal of and all accrued and unpaid interest on the Securities has been paid in full.
     (ix) For purposes of the Company’s obligation to repay the Securities on the Scheduled Maturity Date and thereafter as described in this Section 3.1(d), “Specified Securities” means securities (other than the Securities, Common Stock or securities convertible into Common Stock) that, in the determination of the Company’s Board of Directors reasonably construing the terms of the Indenture, satisfy one of the following criteria:
     (A) preferred stock issued by the Company that (i) has no maturity or a maturity of at least 60 years, (ii) is accompanied by a public statement, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the Commission made by the issuer under the Exchange Act prior to or contemporaneously with the issuance of such securities (“Intent-Based Replacement Disclosure”), that the issuer will redeem or repurchase such securities only with the proceeds of specified replacement capital securities that have terms and provisions at the time of redemption or repurchase that are as or more equity-like than the securities then being redeemed or repurchased, raised within 180 days prior to the applicable redemption or repurchase date and (iii) includes a provision in the terms thereof or of the related transaction agreements to the effect that the issuer of such securities may, in its sole discretion, defer or skip in whole or in part payment of distributions on such securities for one or more consecutive distribution periods of up to ten years without any remedy other than Permitted Remedies (an “Optional Deferral Provision”);
     (B) preferred stock issued by the Company that (i) has no maturity or a maturity of at least 60 years and (ii) is non-cumulative (“Non-Cumulative”) such that the Company may elect not to make any number of periodic distributions without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more of the following remedies (“Permitted Remedies”): (A) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the Company (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded); and (B) complete or partial prohibitions on the Company paying distributions on or repurchasing Common Stock or other securities that rank pari passu with or junior as to distributions to such securities for so long as distributions on such securities, including unpaid distributions, remain unpaid;
     (C) securities issued by the Company or its Subsidiaries that (i) rank pari passu with or junior to the Securities upon a liquidation,

dissolution or winding up of the Company, (ii) have no maturity or a maturity of at least 60 years, (iii) are accompanied by Intent-Based Replacement Disclosure and (iv) includes an Optional Deferral Provision;
     (D) any other criteria for classes of Specified Securities added by the Company, in its sole discretion, to the Indenture from time to time in connection with its entering into a covenant for the benefit of holders of indebtedness of the Company (senior to the Securities in liquidation) restricting the circumstances under which the Company or its Subsidiaries can redeem or defease the Securities or purchase the Securities, the ABC Trust Securities or the Pass-Through Trust Securities.
     The Company may, in its sole discretion, add additional types of securities to the definition of Specified Securities pursuant to the final clause of paragraph (D) above, whether in connection with the issuance of the Securities or at any time while the Securities are outstanding, without the consent of any holder of the Securities, ABC Trust Securities or Pass-Through Trust Securities. If the Company adds additional types of securities to the definition of Specified Securities in this manner, it subsequently may remove or modify the descriptions of these types of securities without the consent of any Holder of the Securities, or any holder of ABC Trust Securities or Pass-Through Trust Securities, provided that in no circumstances may the Company eliminate securities of the type described in paragraphs (A)-(C) above without the consent of the Holders of not less than a majority of the outstanding principal amount of the Securities.
     SECTION 3.2. Interest.
     (a) Rate of Interest. Each Security shall bear interest at the Applicable Rate. The Applicable Rate means:
     (i) with respect to any Interest Period ending on or prior to February 15, 2017 (the “6-Month LIBOR Period”) the sum of (x) an amount equal to 6-Month LIBOR for the applicable Interest Period applied to the average daily aggregate principal balance of Securities outstanding during such Interest Period, on an Actual/360 Basis, plus (y) an amount equal to 1.155% per annum applied to the average daily aggregate principal balance of the Securities outstanding during such Interest Period, on a 30/360 Basis; and (ii) with respect to any Interest Period commencing on or after February 15, 2017 (the “3-Month LIBOR Period”) the sum of (x) an amount equal to 3-Month LIBOR for the applicable Interest Period applied to the average daily aggregate principal balance of Securities outstanding during such Interest Period, on an Actual/360 Basis, plus (y) an amount equal to 2.125% per annum applied to the average daily aggregate principal balance of the Securities outstanding during such Interest Period, on an Actual/360 Basis. The date from which such interest shall accrue is the date the Securities are issued; and the Interest Payment Dates on which such interest shall be payable are February 15 and August 15 during the 6-Month LIBOR Period, and February 15,

May 15, August 15 and November 15 during the 3-Month LIBOR Period. The first Interest Payment Date for any Security shall be the first to occur of such dates after the date such Security is issued. Interest payments not paid when due will themselves accrue Additional Interest at the Applicable Rate on the amount of unpaid interest, to the extent permitted by law, compounded semi-annually during the 6-Month LIBOR Period and quarterly during the 3-Month LIBOR Period. The amount of interest accruing will be computed by multiplying the applicable 6-Month LIBOR or 3-Month LIBOR by a fraction, the numerator of which will be the actual number of days elapsed during such period and the denominator of which will be 360. The Premium Calculation Agent shall obtain 6-Month LIBOR or 3-Month LIBOR, as applicable, from the Asset Swap Counterparty; provided, however, that if the Asset Swap Counterparty does not provide 6-Month LIBOR or 3-Month LIBOR, within a reasonable period of time, the Premium Calculation Agent shall make such determination.
     (b) To Whom Interest Payable. Interest will be payable to the Person in whose name the Securities are registered at the close of business on the Regular Record Date next preceding the Interest Payment Date, except that, interest payable on the Stated Maturity of the principal of the Securities shall be paid to the Person to whom principal is paid.
     (c) Option to Defer Interest Payments.
     (i) The Company shall have the right, at any time and from time to time prior to the Final Stated Maturity Date of the Securities, to defer the payment of interest thereon for one or more Optional Deferral Periods for no more than five consecutive years without becoming subject to the obligations provided for in paragraph (d) of this Section 3.2. The Company shall also have the right, at any time and from time to time prior to the Final Stated Maturity Date of the Securities, to defer payment of interest thereon for one or more Optional Deferral Periods for no more than ten consecutive years, without giving rise to an Event of Default and acceleration hereunder. During an Optional Deferral Period, any Deferred Interest on the Securities will accrue Additional Interest at the interest rate applicable to the Securities at such time compounded as of each Interest Payment Date to the extent permitted by applicable law. No interest will be due and payable on the Securities until the end of the Optional Deferral Period except upon a redemption of the Securities during an Optional Deferral Period or upon the payment of current interest (but only to the extent required by Section this 3.2(c)). The Company may elect to so defer payment of interest by delivering to the Trustee written notice of such election at least ten Business Days and not more than 60 Business Days prior to the applicable Interest Payment Date and the Trustee shall promptly give notice thereof to the Holders. Notwithstanding the foregoing, no Optional Deferral Period shall extend beyond the Final Stated Maturity Date of the Securities or, if earlier, the redemption or repayment in full of the Securities.

     (ii) During any Optional Deferral Period, the Company shall not, and shall not permit any Subsidiary of the Company to:
     (A) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company’s capital stock, other than (1) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such stock) as consideration in an acquisition transaction entered into prior to the applicable Optional Deferral Period, (2) as a result of an exchange or conversion of any class or series of the Company’s capital stock (or any capital stock of a Subsidiary of the Company) for any class or series of the Company’s capital stock or of any class or series of the Company’s indebtedness for any class or series of its capital stock, (3) the purchase of or payment of cash in lieu of fractional interests in shares of the Company’s capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (4) any declaration of a dividend in connection with the implementation or amendment of any Company shareholders’ rights plan (or any successor thereto), or the issuance of rights, stock or other property under any such rights plan, or the redemption or repurchase of rights in accordance with any Company shareholders’ rights plan (or any successor thereto), and (5) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock; or
     (B) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any Pari Passu Securities or debt securities or guarantees of the Company that rank upon the Company’s liquidation junior to the Securities, other than any payment of current interest on Pari Passu Securities that is made pro rata to the amounts of current interest due on such Pari Passu Securities and the Securities and any payment of deferred interest on Pari Passu Securities that is made pro rata to the amount of deferred interest accrued and unpaid on the Pari Passu Securities and the Securities.
     (iii) Upon the payment of all Deferred Interest then due on the Securities, the Company may elect to begin a new Optional Deferral Period, which shall not extend beyond the Final Stated Maturity Date or, if earlier, the redemption or repayment in full of the Securities. After a Tenth Deferral Anniversary, the Company shall pay all Deferred Interest on the Securities that has not been cancelled to the extent permitted by applicable law, to the Persons in whose names the Securities are registered at the close of business on the Regular Record Date with respect to the Interest Payment Date for such Tenth Deferral Anniversary.
     (iv) In the case of any Optional Deferral Period that does not terminate on or prior to the first anniversary of the commencement of such Optional Deferral Period, the restrictions set forth in Section 3.2(c)(ii) shall continue in effect in respect of any redemption, purchase or repurchase of the Company’s securities that rank pari passu with or junior in interest to the Securities upon our liquidation until the first anniversary of the termination of such Optional Deferral Period.
     (v) The Company may pay current interest on any Interest Payment Date (including an Interest Payment Date that occurs after commencement of an Optional Deferral Period) from any source of funds. Except as provided below in paragraph (d), the Company shall not pay Deferred Interest from any source of funds other than Eligible Equity Proceeds.
     (d) Payment of Deferred Interest.
     The Company will not pay Deferred Interest on the Securities on any Interest Payment Date during any Optional Deferral Period from any source other than from Eligible Equity Proceeds. Notwithstanding the foregoing, at the Final Stated Maturity Date or upon an Event of Default and acceleration hereunder, the Company may pay unpaid accrued interest without regard to the source of funds.
     (i) Commencing on the earlier of (A) the Fifth Deferral Anniversary and (B) the first date of any payment of current interest on the Securities during an Optional Deferral Period, if any Deferred Interest is outstanding, the Company shall continuously use its “commercially reasonable efforts” (as defined in clause (viii) below) to effect sales of shares of Common Stock in an amount that will generate sufficient net Eligible Equity Proceeds to enable the Company to pay in full all Deferred Interest on the Securities then outstanding. Notwithstanding (and as a qualification to) the foregoing or any other provision of this Indenture, (x) the Company shall not be obligated to make offers for or effect sales of Common Stock during the occurrence and continuation of a Market Disruption Event, and (y) the Company shall not pay interest on the Securities at a time when such payment would violate a specific prohibition against payment of interest contained in the terms of any Pari Passu Securities or securities ranking senior to the Securities upon a liquidation of the Company. The Company’s obligation to use commercially reasonable efforts to sell Common Stock to pay all

Deferred Interest on the Securities shall resume at such time as no Market Disruption Event exists or is continuing.
     (ii) The Company is not permitted to sell shares of Common Stock in excess of the “Shares Available for Issuance”, determined pursuant to this sub-paragraph (ii), for the purpose of satisfying the Company’s obligations under Section 3.2(d)(i) or otherwise paying Deferred Interest on the Securities then outstanding. The Company shall use its commercially reasonable efforts to seek shareholder consent to increase its authorized shares of Common Stock if, on any Interest Payment Date, its Shares Available for Issuance fall below the greater of (i) 65 million shares (as adjusted for any stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction); and (ii) the number of shares that the Company would need to issue to raise sufficient net proceeds (assuming a price per share equal to the average trading price of its shares over the ten day trading period preceding the date of determination) equal to the lesser of (a) the sum of (1) three times the amount of the then outstanding Deferred Interest on the Securities plus (2) the amount of additional interest that would accumulate on the Securities during the next twelve months assuming no payments of interest are made, or (b) the amount of interest that would accumulate on the Securities during the period ended on the tenth anniversary of the commencement of the then-current Optional Deferral Period given the amounts already deferred as of that date, in each of cases (a) and (b) assuming that interest payable in the future at a floating rate will be computed utilizing a rate equal to (1) current fixed rate equivalents for the applicable period (as reasonably determined by the Company based on market quotations) plus (2) 415 basis points prior to February 15, 2017 and 515 basis points thereafter. The “Shares Available for Issuance” will be calculated in two steps: (i) the Company will deduct from the number of its authorized and unissued shares of Common Stock, the maximum number of shares of its Common Stock that can be issued under existing options, warrants, convertible securities, any equity-linked contracts and other agreements which require the Company to issue a determinable number of shares, and (ii) after the Company deducts that number of shares of Common Stock from the number of authorized and unissued shares of Common Stock, the Company will allocate on a pro rata basis or such other basis as it determines is appropriate, the remaining authorized and unissued shares to the Alternative Payment Mechanism and to any other similar commitment that is of an indeterminate nature and under which the Company is then required to issue shares of its common stock. If the number of authorized and unissued shares of Common Stock remaining after the two steps described above is not sufficient to satisfy the remaining commitments, the Company will be obligated to use Commercially Reasonable Efforts to seek shareholder consent to increase the number of authorized and unissued shares of its Common Stock as described above. The Company may modify the definition of “Shares Available for Issuance” and related provisions in this Section 3.2(d)(ii) without the consent of Holders provided that (i) the Company has determined, in good faith, that such modification is not materially adverse to the Holders, (ii) the rating agencies then rating the Securities confirm the then current ratings of the Securities and (iii) the number of shares available for issuance after giving effect to such modification will not fall below the then applicable Shares Available for Issuance.
     (iii) If the Company elects to satisfy its obligation to pay Deferred Interest pursuant to the Alternative Payment Mechanism by issuing Qualified Warrants, it may only do so if the total number of shares of its Common Stock underlying such Qualified Warrants applied to pay interest on the Securities pursuant to the Alternative Payment Mechanism, together with the total number of shares of its Common Stock underlying all prior issuances of Qualified Warrants so applied, does not exceed an amount equal to 15% of the total number of its issued and outstanding shares of Common Stock as of the date of any proposed issuance.
     (iv) Following the earlier of (A) the Fifth Deferral Anniversary and (B) the first date of any payment of current interest during an Optional Deferral Period, the Company shall apply the net proceeds received by it from sales of Eligible Equity to the payment of all amounts owing in respect of Deferred Interest with net proceeds to be paid promptly after receipt until all amounts owing in respect of Deferred Interest have been paid in full; provided, however, that the Company shall not be obligated to sell Common Stock or apply the proceeds of sales thereof to payment of Deferred Interest if a Market Disruption Event has occurred and is continuing. In the event that net proceeds received by the Company from one or more sales of Eligible Equity following the earlier of (x) such Fifth Deferral Anniversary and (y) the date of any payment of current interest during an Optional Deferral Period are not sufficient to satisfy the full amount of Deferred Interest, such net proceeds will be paid to the holders of the Securities on a pro rata basis; provided, however, that, if the Company has outstanding at such time any Pari Passu Securities under the terms of which the Company is obligated (I) to sell shares of Common Stock and apply the net proceeds to payment of Deferred Interest (including Additional Interest thereon) or (II) to apply the proceeds of any Eligible Equity to payment of Deferred Interest (including Additional Interest thereon), then on any date and for any period the amount of net proceeds received by the Company from such sales of Eligible Equity and available for payment of Deferred Interest shall be applied to the Securities and such Pari Passu Securities on a pro rata basis, based on the total amount then due and taking into account any net proceeds from the sales of securities other than Eligible Equity that would be permitted to be applied to the payment of Deferred Interest (including additional interest thereon) on any such Pari Passu Securities but not on the Securities except and to the extent the terms of any such Pari Passu Securities would prohibit the Company from doing so. Notwithstanding the above, the Company shall not be obligated to sell Eligible Equity or to apply such net proceeds or any portion thereof to the payment of

Deferred Interest during the occurrence and continuation of Market Disruption Event.
     (v) If on any date or for any period the Company pays interest on any class of Pari Passu Securities in an amount that is less than the full amount of accrued but unpaid interest, the Company shall make payments on all outstanding classes of Pari Passu Securities on the same date or for the corresponding period on a pro rata basis (based on the total amount then due), except and to the extent the terms of such Pari Passu Securities will prohibit the Company from doing so.
     (vi) Notwithstanding anything to the contrary in this Indenture, under no circumstances will the Company be obligated to sell shares of Qualified Warrants or to apply the proceeds of any such sale to pay Deferred Interest on the Securities.
     (vii) Notwithstanding anything to contrary in this Indenture, the Company will not be obligated to issue Common Stock prior to the Fifth Deferral Anniversary if the gross proceeds of any issuance of Eligible Equity applied to pay Deferred Interest (including Additional Interest thereon) on the Securities pursuant to this Section 3.2(d), together with the gross proceeds of all prior issuances of Eligible Equity applied since the commencement of the Optional Deferral Period, would exceed an amount equal to 2% of the product of (A) the average of the Current Stock Market Prices of the Company’s Common Stock on the 10 consecutive trading days ending on the fourth trading day immediately preceding the date of issuance by the Company of Eligible Equity applied to pay Deferred Interest (including Additional Interest thereon) on the Securities pursuant to this Section 3.2.(d) and (B) the total number of issued and outstanding shares of the Company’s Common Stock as of the date of the Company’s most recent publicly available consolidated financial statements (the “APM Maximum Obligation”). Once the Company reaches the APM Maximum Obligation for an Optional Deferral Period, the Company will not be obligated to issue more Eligible Equity pursuant to this Section 3.2(d) prior to the Fifth Deferral Anniversary even if the Current Stock Market Price of the Company’s Common Stock or the number of outstanding shares of its Common Stock subsequently increase. The APM Maximum Obligation will cease to apply following the Fifth Deferral Anniversary, at which point the Company must repay all Deferred Interest, regardless of the time at which it was deferred, using proceeds from sales of Eligible Equity, subject to any Market Disruption Event, and the Shares Available for Issuance. If the APM Maximum Obligation has been reached during an Optional Deferral Period and the Company subsequently repays all Deferred Interest, the APM Maximum Obligation will cease to apply at the termination of such Optional Deferral Period and will not apply again unless and until the Company starts a new Optional Deferral Period.

     (viii) For purposes of this Section 3.2(d), “commercially reasonable efforts” means, in connection with an attempted sale by the Company of shares of Common Stock, including treasury shares, pursuant to the Alternative Payment Mechanism, commercially reasonable efforts on the part of the Company to complete the sale of Common Stock, including treasury shares, to third parties that are not Subsidiaries of the Company in public offerings or private placements; provided that the Company will be deemed to have made such commercially reasonable efforts for so long as the Company is prevented from selling shares of Common Stock in accordance with the Alternative Payment Mechanism because the Company did not have Shares Available for Issuance, regardless of whether the Company makes any offers or sales during such Market Disruption Event. The Company will not be considered to have used its commercially reasonable efforts to effect a sale of Common Stock if it determines not to pursue or complete such sale solely due to pricing, coupon, dividend rate or dilution considerations.
     (e) Payment of Interest; Defaulted Interest. Any interest on any Security which is payable, but is not timely paid or duly provided for, and is not otherwise deferred by the Company pursuant to an Optional Deferral Period as described in this Section, on any Interest Payment Date for Securities (herein called “Defaulted Interest”), shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:
     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities in respect of which interest is in default (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class, postage prepaid, to each Holder of a Security at the address of such Holder as it appears in the Securities Register not less than 10 days prior to such Special

Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in a newspaper, customarily published in the English language on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).
     (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed and, upon such notice as may be required by such exchange (or by the Trustee if the Securities are not listed), if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.
     Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
     (f) Notices of Market Disruption Events. If during an Optional Deferral Period a Market Disruption Event has occurred and is continuing, the Company shall give, as promptly as possible after the Company becomes aware of such occurrence, a written notice to the Trustee, stating the date on which such Market Disruption Event has occurred, the nature thereof and what action it will take in connection therewith.
     (g) Limitation on Claims in the Event of Bankruptcy, Insolvency or Receivership. Notwithstanding anything to the contrary in the Indenture, each Holder of a Security, by such Holder’s acceptance thereof, agrees that upon any payment or distribution of assets to creditors of the Company upon any liquidation, dissolution, winding up, reorganization, or in connection with any insolvency, receivership or proceeding under any bankruptcy law (a “Bankruptcy Event”) with respect to the Company, whether voluntary or not, prior to the Maturity, redemption or repayment of the Securities, such Holder shall have no claim for, and no right to receive, deferred and unpaid interest (including Additional Interest thereon) that has not been settled through the application of the Alternative Payment Mechanism to the extent that the aggregate amount thereof exceeds 25% of the original principal amount of such Security.
     SECTION 3.3. Repayment of Securities.
     (a) Repayment. The Company shall, not more than 15 nor less than 10 Business Days prior to each Repayment Date (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of the principal amount of Securities to be repaid on such date pursuant to Section 3.1(d).
     (b) Selection of Securities to be Repaid. If less than all the Securities are to be repaid on any Repayment Date (unless such repayment affects only a single Security), the particular Securities to be repaid shall be selected not more than 60 days prior to such Repayment Date by the Trustee, from the Outstanding Securities not previously repaid or called for redemption, by lot or such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Securities, provided that the portion of the principal amount of any Securities not repaid shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Securities.
     The Trustee shall promptly notify the Company in writing of the Securities selected for partial repayment and the principal amount thereof to be repaid. For all purposes hereof, unless the context otherwise requires, all provisions relating to the repayment of Securities shall relate, in the case of any Securities repaid or to be repaid only in part, to the portion of the principal amount of such Securities which has been or is to be repaid. If the Company shall so direct, Securities registered in the name of the Company, any Affiliate or any Subsidiary thereof shall not be included in the Securities selected for repayment.
     (c) Notice of Repayment. Notice of repayment shall be given by first-class mail, postage prepaid, mailed not later than the 10th day, and not earlier than the 15th day, prior to the Repayment Date, to each Holder of Securities to be repaid, at the address of such Holder as it appears in the Securities Register.
     Each notice of repayment shall identify the Securities to be repaid (including CUSIP number, if a CUSIP number has been assigned to the Securities) and shall state:
     (i) the Repayment Date;
     (ii) if less than all Outstanding Securities are to be repaid, the identification (and, in the case of partial repayment, the respective principal amounts) of the particular Securities to be redeemed;
     (iii) that on the Repayment Date, the principal amount of the Securities to be repaid will become due and payable upon each such Securities or portion thereof, and that interest thereon, if any, shall cease to accrue on and after said date; and
     (iv) the place or places where such Securities are to be surrendered for payment of the principal amount thereof.
     Notice of repayment shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company and shall be irrevocable.

The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, a failure to give such notice by mail or any defect in the notice to the Holder of any Securities designated for repayment as a whole or in part shall not affect the validity of the proceedings for the repayment of any other Securities.
     (d) Deposit of Repayment Amount. Prior to 10:00 a.m. New York City time on the Repayment Date specified in the notice of repayment given as provided in Section 3.3(c), the Company will deposit with the Trustee or with one or more Paying Agents (or if the Company is acting as its own Paying Agent, the Company will segregate and hold in trust as provided in Section 10.3 of the Indenture) an amount of money sufficient to pay the principal amount of, and any accrued interest (including Additional Interest) on, all the Securities which are to be repaid on that date.
     (e) Payment of Securities Subject to Repayment. If any notice of repayment has been given as provided in Section 3.3(c), the Securities or portion of the Securities with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice. On presentation and surrender of such Securities at a place of payment in said notice specified, the said securities or the specified portions thereof shall be paid by the Company at their principal amount, together with accrued interest (including any Additional Interest) to the Repayment Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Repayment Date will be payable to the Holders of such Securities registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of the Indenture.
     Upon presentation of any Securities repaid in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, new Securities or Securities, of authorized denominations, in aggregate principal amount equal to the portion of the Securities not repaid and so presented and having the same original issue date, Stated Maturity and terms. If a Global Security is so surrendered, such new Security will also be a new Global Security.
     If any Securities called for repayment shall not be so paid upon surrender thereof, the principal of such Securities shall, until paid, bear interest from the Repayment Date at the rate prescribed therefore in the Securities.
     SECTION 3.4. Denominations.
     The Securities shall be issued in registered form without coupons and shall be issuable in denominations of $1,000 and any integral multiples thereof.

     SECTION 3.5. Execution, Authentication, Delivery and Dating.
     The Securities shall be executed on behalf of the Company by its Chairman of the Board of Directors, Chief Executive Officer, President or any Vice President and attested by its Treasurer, any Associate Treasurer, any Assistant Treasurer, its Secretary or any Assistant Secretary. The signature of any of these officers on the Securities may be manual or facsimile.
     Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.
     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with an Officer’s Certificate in substantially the form of Annex D hereto for the authentication and delivery of such Securities, and the Trustee in accordance with such Officers’ Certificate shall authenticate and deliver such Securities.
     Notwithstanding the provisions of the preceding paragraph, if all Securities are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such Officers’ Certificate is delivered at or prior to the authentication upon original issuance of the first Security to be issued.
     Each Security shall be dated the date of its authentication.
     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized officers, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.11, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.
     Minor typographical and other minor errors in the text of any Security shall not affect the validity and enforceability of such Security if it has been duly authenticated and delivered by the Trustee.
     The Depository must, at all times while it serves as the Depository, be a clearing agency registered under the Exchange Act, and any other applicable statute or regulation.

     SECTION 3.6. Temporary Securities.
     Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.
     If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for that purpose without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities, of any authorized denominations having the same Original Issue Date and Stated Maturity and having the same terms as such temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.
     SECTION 3.7. Global Securities.
     (a) Each Global Security issued under this Indenture shall be registered in the name of the Depository designated by the Company for such Global Security or a nominee thereof and delivered to such Depository or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.
     (b) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depository for such Global Security or a nominee thereof unless (a) such Depository advises the Trustee in writing that such Depository is no longer willing or able to properly discharge its responsibilities as Depository with respect to such Global Security, and the Company is unable to locate a qualified successor or (b) the Company executes and delivers to the Trustee a Company Order stating that the Company elects to terminate the book-entry system through the Depository.
     (c) If any Global Security is to be exchanged for other Securities or cancelled in whole, it shall be surrendered by or on behalf of the Depository or its nominee to the Securities Registrar for exchange or cancellation as provided in this Article III. If any Global Security is to be exchanged for other Securities or cancelled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, then either (i) such Global Security shall be so surrendered for exchange or cancellation as provided in this Article III or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Securities Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depository or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security by the Depository, accompanied by registration instructions, the Trustee shall, subject to Section 3.7(b) and as otherwise provided in this Article III, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) in accordance with the instructions of the Depository. The Trustee shall not be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions.
     (d) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article III, Section 9.6 or Section 11.6 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depository for such Global Security or a nominee thereof.
     (e) The Depository or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under this Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner’s beneficial interest in a Global Security shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depository or its nominee or its Agent Members. Neither the Trustee nor the Securities Registrar shall have any liability in respect of any transfers effected by the Depository.
     (f) The rights of owners of beneficial interests in a Global Security shall be exercised only through the Depository and shall be limited to those established by law and agreements between such owners and the Depository and/or its Agent Members.
     SECTION 3.8. Registration, Transfer and Exchange Generally, Certain Transfers and Exchanges; Securities Act Legends.
     (a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers and exchanges of Securities. Such register is herein sometimes referred to as the ‘Securities Register.” The Trustee is hereby appointed “Securities Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

     Upon surrender for registration of transfer of any Security at the office or agency of the Company designated for that purpose the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations, of a like tenor and aggregate principal amount, of the same Original Issue Date and Stated Maturity and having the same terms and bearing such restrictive legends as may be required by this Indenture.
     Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for the individual Securities represented thereby, a Global Security representing all or a portion of the Securities may not be transferred except as a whole by the Depository to a nominee or such Depository, or by a nominee of such Depository to such Depository or another nominee of such Depository, or by such Depository or any such nominee to a successor Depository or nominee of such successor Depository.
     At the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations, of a like tenor and aggregate principal amount, of the same Original Issue Date and Stated Maturity and having the same terms and bearing such restrictive legends as may be required by this Indenture, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
     If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository or if at any time the Depository shall cease to be a clearing agency registered under the Exchange Act as provided in Section 303, the Company shall appoint a successor Depository. If a successor Depository is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities, will authenticate and make available for delivery, individual Securities in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing the Securities in exchange for such Global Security or Securities.
     The Company may at any time and in its sole discretion determine that individual Securities issued in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for authentication and delivery of individual Securities, will authenticate and make available for delivery, individual Securities in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing the Securities in exchange for such Global Security or Securities.
     The Depository may surrender a Global Security in exchange in whole or in part for individual Securities on such terms as are acceptable to the Company, the Trustee and such Depository. Thereupon, the Company shall execute, and the Trustee shall authenticate and make available for delivery, without service charge:
     (1) to each Person specified by such Depository a new individual Security or Securities of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and
     (2) to such Depository a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of individual Securities delivered to Holders thereof.
     Upon the exchange of a Global Security for individual Securities in an aggregate principal amount equal to the principal amount of such Global Security, such Global Security shall be canceled by the Trustee. Individual Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depository for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall make available for delivery such individual Securities to the Persons in whose names such Securities are so registered.
     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
     Every Security presented or surrendered for registration of transfer or exchange shall (if so required by the Company or the Securities Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.
     No service charge shall be made to a Holder for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities.
     Neither the Company nor the Trustee shall be required, pursuant to the provisions of this Section, (a) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 Business Days before the day of the mailing of a notice of redemption of any Securities selected for redemption pursuant to Article XI and ending at the close of business on the day of mailing of notice of redemption or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except, in the case of any Security to be redeemed in part, any portion thereof not to be redeemed.

     (b) Notwithstanding any other provision of this Indenture, transfers and exchanges of Securities and beneficial interests in a Global Security of the kinds specified in this Section 3.8(b) shall be made only in accordance with this Section 3.8(b).
     (i) NON-GLOBAL SECURITY TO GLOBAL SECURITY. If the Holder of a Security (other than a Global Security) wishes at any time to transfer all or any portion of such Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Global Security, such transfer may be effected only in accordance with the provisions of this Clause (b)(i) and subject to the Applicable Procedures. Upon receipt by the Securities Registrar of (A) such Security as provided in Section 3.8(a) and instructions satisfactory to the Securities Registrar directing that a beneficial interest in the Global Security in a specified principal amount not greater than the principal amount of such Security be credited to a specified Agent Member’s account and (B) if the Security to be transferred is a Restricted Security, a Restricted Securities Certificate duly executed by such Holder or his attorney duly authorized in writing, then the Securities Registrar shall cancel such Security (and issue a new Security in respect of any untransferred portion thereof) as provided in Section 3.6(a) and increase the aggregate principal amount of the Global Security by the specified principal amount as provided in Section 3.7(c).
     (ii) NON-GLOBAL SECURITY TO NON-GLOBAL SECURITY. A Security that is not a Global Security may be transferred, in whole or in part, to a Person who takes delivery in the form of another Security that is not a Global Security as provided in Section 3.8(a), provided that if the Security to be transferred in whole or in part is a Restricted Security, then the Securities Registrar shall have received a Restricted Securities Certificate duly executed by the transferor Holder or his attorney duly authorized in writing.
     (iii) EXCHANGES BETWEEN GLOBAL SECURITY AND NON-GLOBAL SECURITY. A beneficial interest in a Global Security may be exchanged for a Security that is not a Global Security as provided in Section 3.7.
     (c) Except as set forth below, all Securities shall bear a Restricted Securities Legend:
     (i) subject to the following Clauses of this Section 3.8(c), a Security or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Security or any portion thereof shall bear the Restricted Securities Legend;
     (ii) subject to the following Clauses of this Section 3.8(c), a new Security which is not a Global Security and is issued in exchange for another Security (including a Global Security) or any portion thereof, upon transfer or otherwise, shall bear a Restricted Securities Legend;

     (iii) after the date which is three years following the Original Issue Date of a Security, a new Security (other than a Global Security) which does not bear a Restricted Securities Legend shall, unless the Securities Registrar is otherwise instructed by the Company in writing, be issued in exchange for or in lieu of a Restricted Security or any portion thereof which bears such a legend if the Trustee has received an Unrestricted Securities Certificate, duly executed by the Holder of such legended Restricted Security or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Trustee shall authenticate and deliver such a new Security in exchange for or in lieu of such other Security as provided in this Article III;
     (iv) a new Security which does not bear a Restricted Securities Legend may be issued in exchange for or in lieu of a Restricted Security or any portion thereof which bears such a legend if, in the Company’s judgment, placing such a legend upon such new Security is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the written direction of the Company in the form of an Officers’ Certificate, shall authenticate and deliver such a new Security as provided in this Article III;
     (v) notwithstanding the foregoing Clauses of this Section 3.8(c), a Successor Security of a Security that does not bear a Restricted Securities Legend shall not bear such form of legend unless the Company has reasonable cause to believe that such Successor Security is a “restricted security” within the meaning of Rule 144, in which case the Trustee, at the written direction of the Company in the form of an Officers’ Certificate, shall authenticate and deliver a new Security bearing a Restricted Securities Legend in exchange for such Successor Security as provided in this Article III; and
     (vi) Securities distributed to a holder of ABC Trust Securities upon dissolution of the ABC Trust shall bear a Restricted Securities Legend if such ABC Trust Securities bear a similar legend.
     SECTION 3.9. Mutilated, Destroyed, Lost and Stolen Securities.
     If any mutilated Security is surrendered to the Trustee together with such security or indemnity as may be required by the Company or the Trustee to save each of them harmless, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same issue and series, of like tenor and principal amount, having the same Original Issue Date and Stated Maturity and bearing the same Applicable Rate as such mutilated Security, and bearing a number not contemporaneously outstanding.
     If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security, and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such

Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same issue and series of like tenor and principal amount, having the same Original Issue Date and Stated Maturity and bearing the same Applicable Rate as such destroyed, lost or stolen Security, and bearing a number not contemporaneously outstanding.
     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
     Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.
     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
     SECTION 3.10. Persons Deemed Owners.
     The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 3.2) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
     No holder of any beneficial interest in any Global Security held on its behalf by a Depository shall have any rights under this Indenture with respect to such Global Security, and such Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by a Depository or impair, as between a Depository and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depository (or its nominee) as Holder of any Security.

     SECTION 3.11. Cancellation.
     All Securities surrendered for payment, redemption, registration, transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities and Securities surrendered directly to the Trustee for any such purpose shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, may deliver to the Trustee (or any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities shall be destroyed by the Trustee and the Trustee shall deliver to the Company a certificate of such destruction.
     SECTION 3.12. CUSIP Numbers.
     The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption or other related material as a convenience to Holders; provided that any such notice or other related material may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or other related material and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.
     SECTION 3.13. Premium Calculation Agent.
     The Premium Calculation Agent shall be LaSalle Bank National Association or any other firm appointed by the Company or, if the Premium Calculation Agent so appointed is unwilling or unable to calculate the Make-Whole Redemption Amount or Special Event Make-Whole Redemption Amount, or, if required to do so, 6-Month LIBOR or 3-Month LIBOR, an investment banking institution of national standing appointed by the Company.
ARTICLE IV
SATISFACTION AND DISCHARGE
     SECTION 4.1. Satisfaction and Discharge of Indenture.
     This Indenture shall, upon Company Request, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for and as otherwise provided in this Section 4.1) and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when
     (1) either
     (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.9 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or
     (B) all such Securities not theretofore delivered to the Trustee for cancellation
     (i) have become due and payable, or
     (ii) will become due and payable at their Final Stated Maturity Date within one year of the date of deposit, or
     (iii) are to be called for redemption within one year by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of Clause (B) (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds: (A) money; (B) Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount; or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee of such series (but such opinion need only be delivered if Government Obligations have been so deposited), to pay and discharge, and which shall be applied by the Trustee, to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest (including any Additional Interest) to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be (provided if such amount shall relate to the Final Stated Maturity Date or the Redemption Date (if relevant for the determination of such amount) (x) the amount of money or Government Obligations, or a combination thereof, that the Company must irrevocably deposit or cause to be deposited shall be determined using an assumed Applicable Rate calculated as of the date of such deposit as calculated by the Company, and (y) the Company must irrevocably deposit or cause to be deposited any additional money in trust on the Final Stated Maturity Date or the Redemption Date as necessary to pay the amount due on the

Final Stated Maturity Date or the Redemption Date, as the case may be, and as determined as of such date);
     (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and
     (3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.7, the obligations of the Company to any Authenticating Agent under Section 6.14 and, if money and/or Government Obligations shall have been deposited with the Trustee pursuant to Subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3 shall survive.
     SECTION 4.2. Application of Trust Money.
     Subject to the provisions of the last paragraph of Section 10.3, all money and Government Obligations deposited with the Trustee pursuant to Section 4.1 and all proceeds of such Government Obligations and interest therein shall be held in trust and applied by the Trustee, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which such money and Government Obligations have been deposited with or received by the Trustee.
ARTICLE V
REMEDIES
     SECTION 5.1. Events of Default; Security Default.
     “Event of Default”, wherever used herein with respect to the Securities, means any one of the following events that has occurred and is continuing:
     (1) default by the Company in the payment of interest, subject to the Company’s right to defer interest payments pursuant to this Indenture, and the failure to cure such default within three Business Days after notice of such default by the Trustee or the Asset Swap Counterparty; or
     (2) the Company institutes or has instituted against the Company a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for the winding-up or liquidation of the Company, and, in the case of any such proceeding or petition instituted or presented against the Company, such proceeding or petition (A) results in a judgment or insolvency or bankruptcy or the entry of an order for relief or the making of an order for the winding-up or liquidation of the Company or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; or
     (3) a default in the payment of the principal of (or premium, if any, on) any Security at its Maturity.
     SECTION 5.2. Acceleration of Maturity; Rescission and Annulment.
     If an Event of Default described in clause (1) or (3) of Section 5.1 occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities may declare the principal amount and accrued interest (including Additional Interest) on the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount of and the accrued interest (including any Additional Interest) on all the Securities shall become immediately due and payable. Payment of principal and interest (including any Additional Interest) on the Securities shall remain subordinated to the extent provided in this Indenture notwithstanding that such amount shall become immediately due and payable as herein provided. If an Event of Default described in clause (2) of Section 5.1 with respect to Securities occurs, the principal amount of and accrued interest on all the Securities shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.
     At any time after such a declaration of acceleration with respect to the Securities has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:
     (1) the Company has paid or deposited with the Trustee a sum sufficient to pay:
     (A) all overdue installments of interest (including any Additional Interest) on all the Securities,
     (B) the principal of (and premium, if any, on) any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and

     (C) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and
     (2) all Events of Default with respect to Securities, other than the non-payment of the principal of the Securities that has become due solely by such acceleration, have been cured or waived as provided in Section 5.13.
     SECTION 5.3. Collection of Indebtedness and Suits for Enforcement by Trustee.
     The Company covenants that if:
     (1) default is made in the payment of any installment of interest (including any Additional Interest) on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or
     (2) default is made in the payment of the principal of (and premium, if any, on) any Security at the Maturity thereof, the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest (including any Additional Interest); and, in addition thereto, all amounts owing the Trustee under Section 6.7.
     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.
     If an Event of Default with respect to Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
     SECTION 5.4. Trustee May File Proofs of Claim.
     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors,

     (a) the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal (and premium, if any) or interest (including any Additional Interest)) shall be entitled and empowered, by intervention in such proceeding or otherwise,
     (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest (including any Additional Interest) owing and unpaid in respect to the Securities and to file such other papers or documents as may be necessary or advisable and to take any and all actions as are authorized under the Trust Indenture Act in order to have the claims of the Holders and any predecessor to the Trustee under Section 6.7 allowed in any such judicial proceedings; and
     (ii) in particular, the Trustee shall be authorized to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same in accordance with Section 5.6; and
     (b) any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee for distribution in accordance with Section 5.6, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it and any predecessor Trustee under Section 6.7.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.
     SECTION 5.5. Trustee May Enforce Claim Without Possession of Securities.
     All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of all the reasonable amounts owing the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

     SECTION 5.6. Application of Money Collected.
     Any money or property collected or to be applied by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal (or premium, if any) or interest (including any Additional Interest), upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee;
     SECOND: Subject to Article XIII, to the payment of the amounts then due and unpaid upon the Securities for principal (and premium, if any) and interest (including any Additional Interest), in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal (and premium, if any) and interest (including any Additional Interest), respectively; and
     THIRD: To the payment of the remainder, if any, to the Company, its successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.
     SECTION 5.7. Limitation on Suits.
     No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver, assignee, trustee, liquidator, sequestrator (or other similar official) or for any other remedy hereunder, unless:
     (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities;
     (2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
     (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;
     (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

     (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities;
it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.
     SECTION 5.8. Unconditional Right of Holders to Receive Principal, Premium and Interest.
     Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Article III) interest (including any Additional Interest) on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.
     SECTION 5.9. Restoration of Rights and Remedies.
     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or such Holder, then and in every such case the Company, the Trustee or the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
     SECTION 5.10. Rights and Remedies Cumulative.
     Except as otherwise provided in the last paragraph of Section 3.9, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 5.11. Delay or Omission Not Waiver.
     No delay or omission of the Trustee or any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.
     Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or the Holders, as the case may be.
     SECTION 5.12. Control by Holders.
     The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the Securities, provided that:
     (1) such direction shall not be in conflict with any rule of law or with this Indenture,
     (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and
     (3) subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow such direction if a Responsible Officer or Officers of the Trustee shall, in good faith, determine that the proceeding so directed would be unjustly prejudicial to the Holders not joining in any such direction or would involve the Trustee in personal liability.
     SECTION 5.13. Waiver of Past Defaults.
     The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may, on behalf of the Holders of all the Securities, waive any past default hereunder and its consequences except a default:
     (1) in the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on any Security, or
     (2) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security.
     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     SECTION 5.14. Undertaking for Costs.
     All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on any Security on or after the respective Stated Maturities expressed in such Security.
     SECTION 5.15. Waiver of Usury, Stay or Extension Laws.
     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE VI
THE TRUSTEE
     SECTION 6.1. Certain Duties and Responsibilities.
     (a) Except during the continuance of an Event of Default,
     (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.
     (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.
     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct except that
     (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;
     (2) the Trustee shall not he liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of Holders pursuant to Section 5.12 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities.
     (d) The duties, responsibilities, protections, privileges, and immunities of the Trustee shall be as provided by the Trust Indenture Act, particularly Sections 315 and 316 thereof, unless expressly excluded as provided in this Article Six. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
     (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.
     SECTION 6.2. Notice of Defaults.
     Within 90 days after actual knowledge by a Responsible Officer of the Trustee of the occurrence of any default hereunder with respect to the Securities, the Trustee shall transmit by mail to all Holders of Securities, as their names and addresses appear in the Securities Register, notice of such default, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of Securities. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities.
     SECTION 6.3. Certain Rights of Trustee.
     Subject to the provisions of Section 6.1:
     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;
     (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report. notice, request. direction, consent, order, bond, indenture, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee in its discretion may make such inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;
     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
     (h) the Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Indenture;
     (i) the Trustee shall not be charged with knowledge of any Event of Default unless either (i) a Responsible Officer of the Trustee shall have actual knowledge thereof or (ii) the Trustee shall have received notice thereof in accordance with Section 1.5(1) hereof from the Company or a Holder; and
     (j) no permissive power or authority available to the Trustee shall be construed as a duty.
     SECTION 6.4. Not Responsible for Recitals or Issuance of Securities.
     The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Securities or the proceeds thereof.
     SECTION 6.5. May Hold Securities.
     The Trustee, any Authenticating Agent, any Paying Agent, any Securities Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.8 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Securities Registrar or such other agent.
     SECTION 6.6. Money Held in Trust.
     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

     SECTION 6.7. Compensation and Reimbursement.
     The Company agrees
     (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder in such amounts as the Company and the Trustee shall agree from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (2) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as maybe attributable to the negligence, willful misconduct or bad faith of it or its agents or counsel; and
     (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense (including the reasonable compensation and the expenses and disbursements of its agents and counsel) incurred without negligence or bad faith, arising out of or in connection with the acceptance or administration of this trust or the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.
     To secure the Company’s payment obligations in this Section, the Company and the Holders agree that the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee.
     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.1(2) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Reform Act of 1978 or any successor statute.
     SECTION 6.8. Disqualification; Conflicting Interests.
     The Trustee for the Securities issued hereunder shall be subject to the provisions of Section 310(b) of the Trust Indenture Act as, a matter or contract. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of said Section 310(b).
     SECTION 6.9. Corporate Trustee Required; Eligibility.
     There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any

State or Territory or the District of Columbia, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. Neither the Company nor any Person directly or indirectly controlling, controlled by or under common control with the Company shall serve as Trustee for the Securities issued hereunder.
     SECTION 6.10. Resignation and Removal; Appointment of Successor.
     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.
     (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities.
     (c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.
     (d) If at any time:
     (1) the Trustee shall fail to comply with Section 6.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or
     (2) the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or
     (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, acting pursuant to the authority of a Board Resolution, may remove the Trustee with respect to all Securities, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.
     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least Six months may, subject to Section 5.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.
     (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the Securities Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.
     SECTION 6.11. Acceptance of Appointment by Successor.
     (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.
     (b) In case of the appointment hereunder of a successor Trustee, the Company, the retiring Trustee and each successor Trustee shall execute and deliver an instrument in writing or an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such instrument in writing or supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such instrument in writing or supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, and duties of the retiring Trustee; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.
     (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.
     (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.
     SECTION 6.12. Merger, Conversion, Consolidation or Succession to Business.
     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated, and in case any Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor Trustee or in the name of such successor Trustee, and in all cases the certificate of authentication shall have the full force which it is provided anywhere in the Securities or in this Indenture that the certificate of the Trustee shall have.
     SECTION 6.13. Preferential Collection of Claims Against Company.
     If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).
     SECTION 6.14. Appointment of Authenticating Agent.
     The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.9 and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustees certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, or of any State or Territory or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.
     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of an Authenticating Agent shall be the successor Authenticating Agent hereunder, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 1.6 to all Holders of Securities with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provision of this Section.
     The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.
     If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:
     This is one of the Securities referred to in the within mentioned Indenture.
Dated:

LaSalle Bank National Association, as Trustee

By:			,

as Authenticating Agent

By:
Authorized Officer

ARTICLE VII
     HOLDER’S LISTS AND REPORTS BY TRUSTEE AND COMPANY
     SECTION 7.1. Company to Furnish Trustee Names and Addresses of Holders.
     The Company will furnish or cause to be furnished to the Trustee:
     (a) semi-annually, not more than 15 days after each Regular Record Date in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and
     (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses received by the Trustee in its capacity as Securities Registrar.
     SECTION 7.2. Preservation of Information, Communications to Holders.
     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Securities Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.
     (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided in the Trust Indenture Act.
     (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of information as to the names and addresses of the Holders made pursuant to the Trust Indenture Act.
     SECTION 7.3. Reports by Trustee.
     (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act, at the times and in the manner provided pursuant thereto.

     (b) Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than 60 days after March 31 in each calendar year, commencing with the first March 31 after the first issuance of Securities under this Indenture.
     (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each securities exchange upon which any Securities are listed and also with the Commission. The Company will notify the Trustee when any Securities are listed on any securities exchange.
     SECTION 7.4. Reports by Company.
     The Company shall file with the Trustee and with the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act shall be filed with the Trustee within l5 days after the same is required to be filed with the Commission.
     SECTION 7.5. Application of Reporting Requirements. Notwithstanding the foregoing provisions of this Article VII, the requirements set forth in this Article VII shall not apply until such time as Securities shall have been issued hereunder.
ARTICLE VIII
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
     SECTION 8.1. Company May Consolidate, Etc., Only on Certain Terms.
     (a) Subject to Section 8.1(b), the Company shall not consolidate with or merge with or into any other Person or convey, transfer or lease its assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge with or into the Company, unless:
     (1) the Company is the surviving company of any merger or consolidation; or
     (2) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the assets of the Company substantially as an entirety shall be a corporation, partnership, trust or limited liability company, organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest (including any Additional Interest) on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed; and
     (3) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and
     (4) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, any such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
     (b) Section 8.1(a) shall not apply to (x) the direct or indirect conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any of the Company’s wholly owned Subsidiaries to the Company or to other wholly owned subsidiaries of the Company or (y) any recapitalization transaction, a change of control of the Company or a highly leveraged transaction unless such transaction or change of control is structured to include a merger or consolidation by the Company or the conveyance, transfer or lease of the Company’s assets substantially as an entirety.
     SECTION 8.2. Successor Corporation Substituted.
     Upon any consolidation of the Company with, or merger of the Company into, any other Person, or any conveyance, transfer or lease of the assets of the Company substantially as an entirety in accordance with Section 8.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein and in the event of any such consolidation, merger, conveyance, transfer or lease the Company shall be discharged from all obligations and covenants under this Indenture and the Securities and may be dissolved and liquidated.
     In case of any such consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form may be made in the Securities thereafter to be issued as may be appropriate.

ARTICLE IX
SUPPLEMENTAL INDENTURES
     SECTION 9.1. Supplemental Indentures without Consent of Holders.
     Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
     (1) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Securities; or
     (2) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or to surrender any right or power herein conferred upon the Company; or
     (3) to issue Securities under this Indenture; or
     (4) to add to the covenants of the Company for the benefit of the Holders of the Securities or to surrender any right or power herein conferred upon the Company; or
     (5) to add any additional Events of Default; or
     (6) to secure the Securities; or
     (7) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture as the Company and the Trustee may deem necessary and desirable; provided that such action pursuant to this Clause (7) shall not adversely affect the interests of the Holders of Securities in any material respect or, in the case of the Securities issued to the ABC Trust and for so long as any of the corresponding series of ABC Trust Securities issued by the ABC Trust shall remain outstanding, the holders of such ABC Trust Securities; or
     (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b); or

     (9) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or
     (10) to modify the provisions in Article Thirteen of this Indenture with respect to the subordination of Outstanding Securities of any series in a manner not materially adverse to the Holders thereof; or
     (11) to conform any provision hereof to the requirements of the Trust Indenture Act or otherwise as necessary to comply with applicable law; or
     (12) to make any change that does not adversely affect the rights of any Holder in any material respect.
     SECTION 9.2. Supplemental Indentures with Consent of Holders.
     With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,
     (1) except to the extent permitted by Article III or as otherwise specified as contemplated by Section 3.2 with respect to the deferral of the payment of interest on the Securities, change the Stated Maturity of the principal of, or any installment of interest payable (including any Additional Interest) on, any Outstanding Security, or reduce the principal amount thereof or the rate of interest thereon or reduce any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Security or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or
     (2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture,
     (3) modify any of the provisions of this Section, Section 5.13 or Section 10.5, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, or

     (4) modify the provisions of Article Thirteen of this Indenture with respect to the subordination of Outstanding Securities in a manner materially adverse to the Holders;
provided, further, that, in the case of the Securities held by the ABC Trust, so long as any of Pass-Through Trust Securities remains outstanding, (i) no such modification or amendment shall be made that adversely affects the holders of such Pass-Through Trust Securities in any material respect, and no termination or discharge of this Indenture shall occur, and no waiver of any Event of Default or compliance with any covenant under this Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate Face Amount of such Pass-Through Trust Securities then outstanding unless and until the principal (and premium, if any) of the Securities and all accrued and, subject to Article III, unpaid interest (including any Additional Interest) thereon have been paid in full and (ii) no amendment shall be made to Section 5.8 of this Indenture that would impair the rights of the holders of Pass-Through Trust Securities without the prior consent of the holders of each Pass-Through Trust Security then outstanding unless and until the principal (and premium, if any) of the Securities and all accrued and (subject to Article III) unpaid interest (including any Additional Interest) thereon have been paid in full.
     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
     SECTION 9.3. Execution of Supplemental Indentures.
     In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and that all conditions precedent have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise or that may subject it to any liability.
     SECTION 9.4. Effect of Supplemental Indentures.
     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     SECTION 9.5. Conformity with Trust Indenture Act.
     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.
     SECTION 9.6. Reference in Securities to Supplemental Indentures.
     Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Company, bear a notation in form approved by the Company as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.
ARTICLE X
COVENANTS
     SECTION 10.1. Payment of Principal, Premium and Interest.
     The Company covenants and agrees that it will duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture.
     SECTION 10.2. Maintenance of Office or Agency.
     The Company will maintain in each Place of Payment, an office or agency where Securities may be presented or surrendered for payment and an office or agency where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company initially appoints the Trustee, acting through its Corporate Trust Office, as its agent for said purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities for such purposes. The Company will give prompt written notice to the Trustee of any such designation and any change in the location of any such office or agency.
     SECTION 10.3. Money for Security Payments to be Held in Trust.
     If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its failure so to act.
     Whenever the Company shall have one or more Paying Agents, it will, each due date of the principal of or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal and premium (if any) or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its failure so to act.
     The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:
     (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
     (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest;
     (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and
     (4) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent.
     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any money or Government Obligation (including the proceeds thereof and the interest thereon) deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid on Company Request to the Company, or (if then held by the Company) shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.
     SECTION 10.4. Statement as to Compliance.
     The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date that Securities are first issued under this Indenture, an Officers’ Certificate covering the preceding fiscal year, stating whether or not, to the best knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder), and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.
     SECTION 10.5. Waiver of Certain Covenants.
     The Company may omit in any particular instance to comply with any term, provision, covenant or condition set forth in any covenant provided with respect to the Securities, if before or after the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision, covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company in respect of any such term, provision, covenant or condition shall remain in full force and effect.
     SECTION 10.6. Original Issue Discount.
     On or before December 15 of each year during which any Securities are outstanding, the Company shall furnish to each Paying Agent such information as may be reasonably requested by each Paying Agent in order that each Paying Agent may prepare the information which it is required to report for such year on Internal Revenue Service Forms 1096 and 1099 pursuant to Section 6049 of the Internal Revenue Code of 1986, as amended. Such information shall include the amount of original issue discount, if any, includible in income for each $1,000 of principal amount at Stated Maturity of outstanding Securities during such year.
ARTICLE XI
REDEMPTION OF SECURITIES
     SECTION 11.1. Applicability of This Article.
     The Securities are redeemable subject to the terms and conditions of this Article XI,
     (i) at the option of the Company:
     (A) in whole or in part, at any time on or after February 15, 2017, at a redemption price equal to their principal amount plus accrued and unpaid interest to the date of redemption, provided that if the Securities are not redeemed in whole, at least $20,000,000 aggregate principal amount of the Securities must remain outstanding after giving effect to such redemption; and
     (B) in whole, but not in part, at any time prior to February 15, 2017, simultaneously with the termination of the Put Option Agreement unless previously terminated or exercised in full and the payment of any termination payment due under the Put Option Agreement, at a redemption price equal to (a) within 180 days of the occurrence of a Special Event, their principal amount plus any Special Event Make-Whole Redemption Amount or (b) in cases not involving one of the Special Events, their principal amount plus any Make-Whole Redemption Amount, in each of cases (a) and (b) plus accrued and unpaid interest to the date of redemption; and
     (ii) mandatorily in whole at their principal amount plus accrued and unpaid interest to the date of redemption if at any time the Securities are held directly by Holders other than the ABC Trust and the aggregate outstanding principal amount of the Securities is less than $20,000,000.
     SECTION 11.2. Election to Redeem; Notice to Trustee.
     In case of any redemption at the election of the Company of any of the Securities and having the same terms, the Company shall, not less than 30 nor more than 60 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee and, in the case of Securities held by the ABC Trust, of such date and of the principal amount of Securities to be redeemed and provide the additional information required to be included in the notice or notices contemplated by Section 11.4.
     SECTION 11.3. Selection of Securities to be Redeemed.
     If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by lot or such other method as the Trustee in its sole discretion shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount (equal to $1,000 or an integral multiple of $1,000) of any Security. If less than all the Securities of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of a specified tenor not previously called for redemption in accordance with the preceding sentence.
     The Trustee shall promptly notify the Company in writing of the Securities selected for partial redemption and the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed. If the Company shall so direct, Securities registered in the name of the Company, any Affiliate or any Subsidiary thereof shall not be included in the Securities selected for redemption.
     SECTION 11.4. Notice of Redemption.
     Notice of redemption shall be given by first-class mail, postage prepaid, mailed not later than the 30th day, and not earlier than the 60th day, prior to the Redemption Date, to each Holder of Securities to be redeemed, at the address of such Holder as it appears in the Securities Register.
     Each notice of redemption shall state:
     (a) the Redemption Date;
     (b) the Redemption Price, or, if not then ascertainable, the manner of calculation thereof;
     (c) if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Securities to be redeemed;

     (d) that on the Redemption Date, the Redemption Price will become due and payable upon each such Security or portion thereof, and that interest thereon, if any, shall cease to accrue on and after said date; and
     (e) the place or places where such Securities are to be surrendered for payment of the Redemption Price.
     Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company and shall be irrevocable. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, a failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.
     SECTION 11.5. Deposit of Redemption Price.
     Prior to 11:00 a.m. New York City time on the Redemption Date specified in the notice of redemption given as provided in Section 11.4, the Company will deposit with the Trustee or with one or more Paying Agents (or if the Company is acting as its own Paying Agent, the Company will segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Redemption Price of, and any accrued interest (including Additional Interest) on, all the Securities which are to be redeemed on that date.
     SECTION 11.6. Payment of Securities Called for Redemption.
     If any notice of redemption has been given as provided in Section 11.4, the Securities or portion of Securities with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice at the applicable Redemption Price, together with accrued interest (including any Additional Interest) to the Redemption Date. On presentation and surrender of such Securities at a Place of Payment in said notice specified, the said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price, together with accrued interest (including any Additional Interest) to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the Regular Record Dates according to their terms and the provisions of Section 3.2.
     Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the Security so presented and having the same Original Issue Date, Stated Maturity and terms. If a Global Security is so surrendered, such new Security will also be a new Global Security.
     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal of and premium, if any, on such Security shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.
ARTICLE XII
SINKING FUNDS
     SECTION 12.1. Applicability of Article.
     The Securities shall not be subject to any sinking fund or analogous provision.
ARTICLE XIII
SUBORDINATION OF SECURITIES
     SECTION 13.1. Securities Subordinate to Senior Indebtedness.
     The Company covenants and agrees, and each Holder of a Security, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the payment of the principal of (and premium, if any) and interest (including any Additional Interest) on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness.
     SECTION 13.2. No Payment When Senior Indebtedness in Default; Payment Over of Proceeds Upon Dissolution, Etc.
     In the event that the Company shall default in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, upon written notice of such default to the Company by the holders of Senior Indebtedness or any trustee therefor, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the principal of (or premium, if any) or interest on any of the Securities, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Securities.
     In the event of (a) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceedings relating to the Company, its creditors or its property, (b) any proceeding for the liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (c) any assignment by the Company for the benefit of creditors or (d) any other marshalling of the assets of the Company (each such event, if any, herein sometimes referred to as a “Proceeding”), all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to any Holder of any of the Securities on account thereof. Any payment or distribution, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Article XIII, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for this Article XIII) be payable or deliverable in respect of the Securities of any series shall be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any Proceeding) shall have been paid in full.
     In the event of any Proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the Holders of the Securities, together with the holders of any Pari Passu Securities, shall be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on account of unpaid principal of (and premium, if any) and interest on the Securities and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of the Company ranking junior to the Securities and such other obligations.
     In the event that, notwithstanding the foregoing, any payment or distribution of any character or any security, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Securities, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), shall be received by the Trustee or any Holder in contravention of any of the terms hereof and before all Senior Indebtedness shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full. In the event of the failure of the Trustee or any Holder to endorse or assign any such payment, distribution or security, each holder of Senior Indebtedness is hereby irrevocably authorized to endorse or assign the same.

     The Trustee and Holders will take such action (including, without limitation, the delivery of this Indenture to an agent for the holders of Senior Indebtedness or consent to the filing of a financing statement with respect hereto) as may, in the opinion of counsel designated by the holders of a majority in principal amount of the Senior Indebtedness at the time outstanding, be necessary or appropriate to assure the effectiveness of the subordination effected by these provisions.
     The provisions of this Section 13.2 shall not impair any rights, interests, remedies or powers of any secured creditor of the Company in respect of any security interest the creation of which is not prohibited by the provisions of this Indenture.
     The securing of any obligations of the Company, otherwise ranking on a parity with the Securities or ranking junior to the Securities, shall not be deemed to prevent such obligations from constituting, respectively, obligations ranking on a parity with the Securities or ranking junior to the Securities.
     SECTION 13.3. Payment Permitted If No Default.
     Nothing contained in this Article or elsewhere in this Indenture, or in any of the Securities, shall prevent (a) the Company at any time, except during the conditions described in the first paragraph of Section 13.2 or the pendency of any Proceeding referred to in Section 13.2, from making payments at any time of principal of (and premium, if any) or interest (including Additional Interest) on the Securities, or (b) the application by the Trustee of any monies deposited with it hereunder to the payment of or on account of the principal of (and premium, if any) or interest (including any Additional Interest) on the Securities or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article.
     SECTION 13.4. Subrogation to Rights of Holders of Senior Indebtedness.
     Subject to the payment in full of all amounts due or to become due on all Senior Indebtedness, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to Senior Indebtedness of the Company to substantially the same extent as the Securities are subordinated to the Senior Indebtedness and is entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Senior Indebtedness) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this

Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.
     SECTION 13.5. Provisions Solely to Define Relative Rights.
     The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as between the Company and the Holders of the Securities, the obligations of the Company, which are absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest (including any Additional Interest) on the Securities as and when the same shall become due in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than their rights in relation to the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture including, without limitation, filing and voting claims in any Proceeding, subject to the rights, if any, under this Article of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.
     SECTION 13.6. Trustee to Effectuate Subordination.
     Each Holder of a Security by his or her acceptance thereof authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination provided in this Article and appoints the Trustee his or her attorney-in-fact for any and all such purposes.
     SECTION 13.7. No Waiver of Subordination Provisions.
     No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.
     Without in any way limiting the generality of the immediately preceding paragraph, the holders of Senior Indebtedness may, at any time and from to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following:

(i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness: (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.
     SECTION 13.8. Notice to Trustee.
     The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee, agent or representative therefor; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms hereof any monies may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest (including any Additional Interest) on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.
     Subject to the provisions of Section 6.1, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee or attorney-in-fact therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee or attorney-in-fact therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     SECTION 13.9. Reliance on Judicial Order or Certificate of Liquidating Agent.
     Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 6.1, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.
     SECTION 13.10. Trustee Not Fiduciary for Holders of Senior Indebtedness.
     The Trustee, in its capacity as trustee under this Indenture, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.
     SECTION 13.11. Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee’s Rights.
     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.
     SECTION 13.12. Article Applicable to Paying Agents.
     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee.
     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
By:	/s/ John N. Giamalis
	Name:	John N. Giamalis
	Title:	Senior Vice President and Treasurer

Attest:
/s/ Richard G. Costello
Name:	Richard G. Costello
Title:	Vice President and Corporate Secretary

LASALLE BANK NATIONAL ASSOCIATION As Trustee
By:	/s/ Robert J. Donaldson
	Name:	Robert J. Donaldson
	Title:	Assistant Vice President

Attest:
/s/ Robert H. Bockrath II
Name:	Robert H. Bockrath II
Title:	First Vice President

ANNEX A — Form of Securities
[Add if a Restricted Security:
     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO A PERSON WHO IS (1) A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) KNOWLEDGEABLE, SOPHISTICATED AND EXPERIENCED IN BUSINESS AND FINANCIAL MATTERS, (3) ABLE AND PREPARED TO BEAR THE ECONOMIC RISK OF INVESTING IN AND HOLDING THIS SECURITY, (4) A “UNITED STATES PERSON” FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (OTHER THAN AN “S CORPORATION” AS DEFINED IN SECTION 1361 OF THE INTERNAL REVENUE CODE OF 1986) (THE “CODE”)) AND (5) NOT AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 1361 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO ERISA, A PLAN DESCRIBED IN SECTION 4975 OF THE CODE OR AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE PLAN ASSETS OF ANY SUCH PLANS, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS OF THE UNITED STATES. THE HOLDER OF THIS SECURITY AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.
[Add if a Global Security:
     THIS SECURITY, IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY.]

Form of Securities
THE HARTFORD FINANCIAL SERVICES GROUP, INC.
INCOME CAPITAL OBLIGATION NOTES DUE 2067
No.
$
     THE HARTFORD FINANCIAL SERVICES GROUP, INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay [                      ], or registered assigns, the principal sum of [ ] dollars ($ ) on February 12, 2067, or if such day is not a Business Day, the following Business Day (the “Final Stated Maturity Date”); provided that the principal amount of and accrued and unpaid interest on this Security shall be payable in full on February 12, 2047, or if such day is not a Business Day, the following Business Day (the “Scheduled Maturity Date”) or any subsequent Interest Payment Date to the extent set forth in the Indenture hereinafter referred to. The Company further promises to pay interest on said principal sum from [ ] or from the most recent Interest Payment Date for which interest has been paid or duly provided for. This Security shall bear interest at the Applicable Rate as provided in Section 3.2 of the Indenture. The Interest Payment Dates on which such interest shall be payable are February 15 and August 15 during the 6-Month LIBOR Period, and February 15, May 15, August 15 and November 15 during the 3-Month LIBOR Period. In the event any Interest Payment Date is not a Business Day, the interest payable on such day shall be paid on the following Business Day and no interest will accrue as a result of such postponement. Any Deferred Interest or interest otherwise unpaid on the relevant Interest Payment Date shall bear interest, to the extent permitted by law, at the rate of interest applicable on this Security at such time, from the relevant Interest Payment Date, compounded as of each Interest Payment Date, until paid in accordance with the Indenture.
     The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date next preceding the Interest Payment Date.
     The Company shall have the right, at any time and from time to time prior to the Final Stated Maturity Date to defer the payment of interest on this Security as provided in Article III of the Indenture.
     The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

The Hartford Financial Services Group, Inc.
By:
Name:
Title:

Attest:

Dated:
Certificate of Authentication
This is one of the Securities referred to in the within mentioned Indenture.

LaSalle Bank National Association as Trustee
By:
Name:
Title:

     Dated:

REVERSE OF SECURITY
     This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued under a Junior Subordinated Indenture, dated as of February 12, 2007 (the “Indenture”), between the Company and LaSalle Bank National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is limited in aggregate principal amount of $500,001,000.
     All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture, as the case may be.
     This Security is subject to optional and mandatory redemption as provided in Article XI of the Indenture.
     In the event of redemption or repayment of this Security in part only, a new Security or Securities for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
     The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.
     The Company and the Trustee shall have the right at any time to enter into a supplemental indenture or indentures as provided in Article IX of the Indenture.
     Article V of the Indenture permits Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, under certain circumstances, to waive compliance of past defaults except a default in the payment of the principal of or premium, if any, or interest on any of the Securities. Article V of the Indenture also contains provisions permitting Holders of not less than 25% in aggregate principal amount of the Outstanding Securities to declare the principal amount of all the Securities, and accrued interest thereto, to be due and immediately payable, if specified Events of Default arise.
     Each Holder, by such Holder’s acceptance hereof, agrees as provided in Section 3.2(g) of the Indenture, that if a Bankruptcy Event with respect to the Company shall occur prior to the Maturity, redemption or repayment of this Security, such Holder shall have no claim for, and thus no right to receive, any deferred interest that has not been paid out of the proceeds of the issuance of certain securities in accordance with the Indenture to the extent the aggregate amount of such interest exceeds 25% of the original principal amount of such Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained under Section 10.2 of the Indenture duly endorsed by, or accompanied by written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     No recourse shall be had for the payment of the principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.
     The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.
     THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

ANNEX B
Form of Restricted Securities Certificate
ANNEX B — Form of Restricted
Securities Certificate
RESTRICTED SECURITIES CERTIFICATE
(For transfers pursuant to Section 3.8(b) of the Indenture)
[                      ],
as Securities Registrar
[address]

Re:	of [ ]
(the “Trust”) (the “Securities”)
     Reference is made to the Indenture, dated as of February 12, 2007 (the “Indenture”), entered into between The Hartford and LaSalle Bank National Association, as Trustee. Terms used herein and defined in the Indenture or in Regulation S, Rule 144A or Rule 144 under the U.S. Securities Act of 1933 (the “Securities Act”) are used herein as so defined.
     This certificate relates to $                                         aggregate principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):
CUSIP No(s).
CERTIFICATE No(s).
CURRENTLY IN BOOK-ENTRY FORM: Yes                         No                      (check one)
     The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the “Owner”. If the Specified Securities are represented by a Global Security, they are held through a Depository or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.
     The Owner has requested that the Specified Securities be transferred to a person (the “Transferee”) who will take delivery in the form of a Restricted Security, in connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A under the Securities Act and all

B-1

applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies that:
     If the transfer is being effected in accordance with Rule 144A:
     (A) the Specified Securities are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and
     (B) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule l44A in connection with the transfer.
     This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchaser or Initial Purchasers (each as defined in the related Trust Agreement).
Dated:

(Print the name of the Undersigned, as such term
is defined in the second paragraph of this
certificate.)

By:

Name:
Title:

(If the Undersigned is a corporation, partnership
or fiduciary, the title of the person signing on
behalf of the Undersigned must be stated.)

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ANNEX C
Form of Restricted Securities Certificate
ANNEX C — Form of Unrestricted
Securities Certificate
UNRESTRICTED SECURITIES CERTIFICATE
(For removal of Restricted Capital Securities Legends pursuant to
Section 3.8(c) of the Indenture)
[                    ],
as Securities Registrar
[address]

Re:	of [ ],
(the “Trust”) (the “Securities”)
     Reference is made to the Indenture, dated as of February 12, 2007 (the “Indenture”), between The Hartford and LaSalle Bank National Association, as Trustee. Terms used herein and defined in the Indenture or in Rule 144 under the U.S. Securities Act of 1933 (the “Securities Act”) are used herein as so defined.
     This certificate relates to $                     aggregate principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):
CUSIP No(s).
CERTIFICATE No(s).
CURRENTLY IN BOOK-ENTRY FORM: Yes                         No                      (check one)
     The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the “Owner”. If the Specified Securities are represented by a Global Security, they are held through the Depository or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.
     The Owner has requested that the Specified Securities be exchanged for Securities bearing no Restricted Securities Legend pursuant to Section 3.8(c) of the Indenture. In connection with such exchange, the Owner hereby certifies that the exchange is occurring after a period of at least three years has elapsed since the date the Specified Securities were acquired from the Company or from an affiliate (as such term is defined in Rule 144) of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company. The Owner also

C-1

acknowledges that any future transfers of the Specified Securities must comply with all applicable securities laws of the states of the United States and other jurisdictions.
     This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers (as defined in the related Trust Agreement).
Dated:

(Print the name of the Undersigned, as such term
is defined in the second paragraph of this
certificate.)

By:

Name:
Title:

(If the Undersigned is a corporation, partnership
or fiduciary, the title of the person signing on
behalf of the Undersigned must be stated.)

C-2

ANNEX D
Form of Offices’ Certificate
[Date]
LaSalle Bank National Association
     as Trustee under the Indenture
2600 W. Big Beaver Road, Suite 140
Troy, Michigan 48084
Attn: [           ]
The Hartford Financial Services Group, Inc.
     Reference is made to the Junior Subordinated Indenture, dated as of February 12, 2007 (the “Indenture”), between The Hartford Financial Services Group, Inc., a Delaware corporation (the “Company”), and LaSalle Bank National Association, as trustee (the “Trustee”), relating to the Income Capital Obligation Notes due 2067 (the “Securities”) of the Company. Defined terms used herein without definition shall have the meanings assigned to them in the Indenture.
     In accordance with Section 3.5 of the Indenture, the Company hereby requests that you, in your capacity as Trustee, as of the date hereof, authenticate in the manner provided by the Indenture, a certificate [in definitive, registered form] [in the form of a Global Note] representing the Securities registered in the name of [Glen Meadow ABC Trust] [Cede & Co.] bearing the number [ ] and in the aggregate principal amount of $[ ], as heretofore duly authorized and executed by the proper officers of the Company and delivered to you as provided in the Indenture[; and hold such Global Note as custodian for the Depository].
     [Name], [Title], and [Name], [Title], of the Company, do hereby certify in the name of and on behalf of the Company and solely in our capacities as officers of the Company, pursuant to Section 3.5 of the Indenture, as follows:
1.	Each of the undersigned has read the provisions in the Indenture relating to conditions precedent to the execution, authentication and delivery of the certificate bearing the number [ ] representing $[ ] in aggregate principal amount of the Securities and has made such investigation as the undersigned considered necessary in connection with the delivery hereof;

2.	In the opinion of each of the undersigned, the undersigned has made such examination or investigation as is necessary to enable the undersigned to express

D-1

an informed opinion as to whether or not the provisions in the Indenture relating to conditions precedent to the execution, authentication and delivery of said certificate have been complied with; and

3.	In the opinion of each of the undersigned, such provisions have been complied with.
[Remainder of Page Intentionally Left Blank]

D-2

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first set forth above.

THE HARTFORD FINANCIAL SERVICES GROUP. INC.

By:

Name:
Title:

By:

Name:
Title:

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